UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NuVasive, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF NUVASIVE, INC.

To Be Held May 28, 2020

The NuVasive, Inc. 2020 Annual Meeting of Stockholders will be held virtually via the Internet on May 28, 2020 at 8:00 AM PT for the following purposes, each as more fully described in the accompanying Proxy Statement:

1.    to elect three “Class I” Directors to hold office until the Company’s 2023 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.    to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.     to hold a non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2019; and

4.    to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” each of the Director nominees and “FOR” Proposals 2 and 3. Only stockholders of record at the close of business on April 8, 2020 will be entitled to notice of, and to vote at, the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on April 8, 2020, will be available at our corporate headquarters, located at 7475 Lusk Boulevard, San Diego, CA 92121, for examination during ordinary business hours by any stockholder for any purpose relating to the Annual Meeting.

Due to the public health and travel safety concerns relating to the coronavirus (COVID-19), the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually via the Internet, we encourage you to vote your shares. You can vote your shares via the Internet, telephone or mail, and instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

I look forward to your participation in this year’s Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

J. Christopher Barry

Chief Executive Officer

San Diego, California

April 16, 2020

SOLICITATION OF PROXIES

FOR THE

NUVASIVE, INC.

2020 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of NuVasive, Inc. (the “Company” or “NuVasive”) for use at the Company’s 2020 Annual Meeting of Stockholders, and any adjournments or postponements thereof, for the purposes described in the Notice of Annual Meeting of Stockholders. The 2020 Annual Meeting of Stockholders will be held virtually via the Internet on May 28, 2020 at 8:00 AM PT. The Board of Directors has made proxy materials available on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors for use at the Company’s 2020 Annual Meeting of Stockholders. The Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders was filed with the U.S. Securities and Exchange Commission on April 16, 2020, which is also the approximate date on which the Proxy Statement and the accompanying proxy were first sent or made available to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE NUVASIVE, INC. 2020 ANNUAL MEETING OF STOCKHOLDERS

The NuVasive, Inc. Proxy Statement and Annual Report for the fiscal year ended December 31, 2019 are available electronically at www.proxydocs.com/NUVA

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 8, 2020 ARE INVITED TO ATTEND AND VOTE THEIR SHARES AT THE NUVASIVE, INC. 2020 ANNUAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY VIA THE INTERNET, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE TO VOTE YOUR SHARES. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE MY SHARES?” IN THE ACCOMPANYING PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS BY MAIL, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE VIA THE INTERNET DURING THE MEETING IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

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PROXY STATEMENT SUMMARY 2020 ANNUAL MEETING OF STOCKHOLDERS

To assist you in reviewing the Proxy Statement for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following summary information. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Date and Time	May 28, 2020 at 8:00 AM PT
Place	To be held virtually via the Internet—please visit www.proxydocs.com/NUVA for more details
Record Date	April 8, 2020
Voting

Stockholders as of the Record Date are entitled to vote their shares at the Annual Meeting. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.

Proposals and Voting Recommendations

Proposal 1 — Election of three “Class I” Directors to hold office until the Company’s 2023 Annual Meeting of Stockholders and until their successors are elected and qualified.

For more information, see page 5 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” each Nominee

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For more information, see page 25 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” Proposal 2

Proposal 3 — Non-binding advisory vote on the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2019.

For more information, see page 28 of the accompanying Proxy Statement.

The Board recommends a vote “FOR” Proposal 3

Nominees for Election as Directors
J. Christopher Barry	Chief Executive Officer; Board member since November 2018 Principal Occupation: Chief Executive Officer of NuVasive, Inc.
Gregory T. Lucier	Chairman of the Board; Board member since December 2013 Principal Occupation: Chief Executive Officer of Corza Health, Inc.
Leslie V. Norwalk, Esq.

Independent Director; Board member since May 2014

Principal Occupation: Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors.

Current Chair of NuVasive Nominating, Corporate Governance and Compliance Committee and member of NuVasive Audit Committee.

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Corporate Governance Highlights
Size of Board	Nine
Independent Directors	Seven of our nine current Directors are independent
Chairman and CEO	Separate leadership structure
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Retirement Age Policy	Yes (Directors may not stand for re-election after age 72)
Voting Standard	Majority vote (in uncontested elections)
Corporate Governance Guidelines	Yes

Fiscal 2019 Financial and Business Highlights

Delivering Financial Results – We generated global revenue of $1.168 billion in fiscal 2019, with revenue growth of 6.0% compared to 2018 as reported (6.6% constant currency). The International business (which excludes Puerto Rico) delivered revenue of $227.0 million in fiscal 2019, representing 13.4% growth compared to 2018 (constant currency). Non-GAAP operating margin was 15.8% in 2019, a 70 basis point improvement over 2018, primarily driven by gained efficiencies and disciplined spending. A reconciliation of certain non-GAAP financial measures is provided in the appendix.

Drove higher global revenue, up 6.0% to $1.168 billion

Introducing New Products and Procedures – We focused on developing innovative and enabling technologies to drive increased adoption of less invasive surgery to enable spine surgery outcomes to be more predictable and reproducible. We launched more than 15 products across our spine and specialized orthopedics portfolio, including: four additions to our competitively differentiated Modulus® implant system, the Precice Stryde™ nail for limb lengthening, and various updates to our spinal fixation offerings. A large growth driver in 2019 was the continued adoption of our X360™ procedure, a comprehensive approach to lateral single-position surgery.

Introduced 15+ new products

Investing in Infrastructure and Operations – We further optimized our operational infrastructure through increased output and operational efficiencies at our manufacturing facility in West Carrollton, Ohio. In addition to our insourced manufacturing efforts, we also began a multi-year initiative to improve our supply chain, focused on inventory, set fulfillment, and sales operations. Planned investments in global infrastructure continued in 2019, including a focus on sterile packaging and compliance with the EU Medical Device Regulation (MDR), which will help further our globalization efforts.

Investing in infrastructure and operations to drive future growth

Executive Compensation Best Practices
Clawback Policy	Yes (for incentive compensation, if material restatement of financials)
Tax Gross-Ups	No tax gross-ups for change-in-control payments
Compensation Consultant	Yes (independent consultant engaged by Compensation Committee)
Stock Ownership Guidelines	Yes (applies to Directors and senior management)
Compensation Risk	Compensation risk assessment conducted annually
Hedging Activities	Hedging transactions are prohibited by officers, Directors and employees under the Company’s Insider Trading Policy

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NUVASIVE, INC.

7475 Lusk Boulevard, San Diego, CA 92121

Telephone: (858) 909-1800

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

May  28, 2020 at 8:00 AM PT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Why am I receiving these materials?

We have made this proxy statement (the “Proxy Statement”) and the accompanying proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company” or “NuVasive”) of proxies to be voted at the Company’s 2020 Annual Meeting of Stockholders to be held virtually via the Internet on May 28, 2020 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.

2.	What is the purpose of the Annual Meeting?

Stockholders are being asked to vote on each of the following items of business at the Annual Meeting: (i) the election of three “Class I” Directors for terms expiring at the 2023 Annual Meeting of Stockholders; (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (iii) non-binding advisory approval of the compensation of the Company’s named executive officers (the “Named Executive Officers”) for the fiscal year ended December 31, 2019; and (iv) any other business that may properly come before the Annual Meeting.

3.	How do I attend the Annual Meeting?

Due to the public health and travel safety concerns relating to the coronavirus (COVID-19), the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting physically. If you plan to participate in the Annual Meeting, you must be a holder of shares of the Company’s common stock at the close of business on April 8, 2020 (the “Record Date”), or hold a legal proxy for the meeting provided by your broker or nominee. To be admitted to the live webcast for the Annual Meeting you must register at www.proxydocs.com/NUVA by 5:00 PM Eastern Time on May 26, 2020 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year ended December 31, 2019 (the “2019 Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet, as well as how you may submit your proxy on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

5.	How do I access electronic copies of the proxy materials?

The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/NUVA. If you received a Notice, the Notice will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.

6.	Who is entitled to vote at the Annual Meeting?

If you were a holder of shares of the Company’s common stock on the Record Date, you are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 51,172,284 shares of our common stock outstanding. Each share of common stock is entitled to one vote. As summarized below, there are some distinctions between shares owned by “stockholders of record” and shares owned beneficially “in street name.” In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 AM and 4:00 PM local time at our corporate headquarters located at 7475 Lusk Boulevard, San Diego, CA 92121.

7.	What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you may vote your shares by proxy by submitting them in advance of the Annual Meeting by Internet, telephone or mail. You may also vote your shares at the virtual Annual Meeting by following the instructions available on the meeting website (subject to registration prior to the Registration Deadline). If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also submit voting instructions by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares?”

8.	What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization (we will refer to those organizations collectively as “broker”). If this is the case, the Notice was forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account by following the voting instructions your broker provides. You are also invited to attend the Annual Meeting virtually via the Internet so long as you register to attend the Annual Meeting at www.proxydocs.com/NUVA by the Registration Deadline. If you request a printed copy of our proxy materials by mail, your broker will provide a voting instruction card for you to use.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a matter considered routine under applicable rules. Non-routine matters include the election of Directors and the advisory vote on the compensation of our Named Executive Officers.

9.	How do I vote my shares?

If you are a stockholder of record, you may vote your shares by proxy by submitting them in advance of the Annual Meeting by Internet, telephone or mail. You may also vote your shares at the virtual Annual Meeting, as set forth below:

•	Vote via the Internet. Go to the web address www.proxypush.com/NUVA and follow the instructions for Internet voting as shown on the Notice mailed to you.

•	Vote by Telephone. Dial 1-866-217-7017 and follow the instructions for telephone voting shown on the proxy card mailed to you.

•

Vote by Proxy Card Mailed to You, if You Requested a Printed Copy of the Proxy Materials. If you do not wish to vote via the Internet or by telephone, please complete, sign, date and mail the proxy card in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card. Your completed proxy card must be received prior to the Annual Meeting.

•

Vote at the Virtual Annual Meeting. You may vote during the virtual meeting by following the instructions available on the meeting website at www.proxydocs.com/NUVA. To be admitted to the Annual Meeting, you must register by the Registration Deadline and provide the Control Number as described in the Notice or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. We recommend you submit your vote by proxy prior to the date of the Annual Meeting even if you plan to attend the meeting virtually via the Internet.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in the proxy materials and confirm that your voting instructions have been properly recorded.

If your shares are held through a broker (typically referred to as being held in “street name”), you will receive separate voting instructions from your broker. You must follow the voting instructions provided by your broker in order to instruct your broker on how to vote your shares. Stockholders who hold shares in street name should generally be able to vote by returning the voting instruction card to their broker or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals before our stockholders as described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for such other proposals.

10.	How does the Board recommend that I vote my shares?

THE BOARD RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE “CLASS I” DIRECTOR NOMINEES, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND “FOR” THE NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, IN EACH CASE AS FURTHER DESCRIBED IN THIS PROXY STATEMENT.

11.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by: (a) providing new voting instructions by telephone or via the Internet as described above; (b) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121, or (c) voting during the Annual Meeting by following the instructions available on the meeting website. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote at the Annual Meeting. If you beneficially hold shares in street name, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

12.	How are the votes counted?

The Company’s Restated Bylaws, as amended (the “Bylaws”), provide that a majority of all the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions.

In the election of Directors and for proposals 2 and 3, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If no instructions are indicated, the shares will be voted as recommended by the Board unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you. If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors or the advisory vote on the compensation of our Named Executive Officers.

13.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of a majority of the votes cast with respect to that Director; provided, that in the event of a contested election, Directors shall be elected by a plurality of votes cast by the stockholders entitled to vote at the election. All other matters shall be determined by a majority of the votes present or represented by proxy, unless otherwise required by applicable law, rule or regulation or the Company’s organizational documents.

14.	Is cumulative voting permitted for the election of Directors?

No. You may not cumulate your votes for the election of Directors.

15.	Who will count votes at the Annual Meeting?

We have engaged Mediant Communications to serve as the tabulator of votes and our Board has designated Nathaniel B. Sisitsky, Senior Vice President, General Counsel and Corporate Secretary, to serve as the Inspector of Election.

16.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to the solicitation described herein, officers, Directors and Company Shareowners (our employees) may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. The Company has retained Georgeson LLC (with offices at 480 Washington Boulevard, 27th Floor, Jersey City, NJ 07310) to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be no more than $10,000, plus expenses.

17.	Could other matters be decided in the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named by the Board as proxy holders will have the discretionary authority to vote the shares represented by proxy on those matters. The Board has named Matthew K. Harbaugh (Executive Vice President and Chief Financial Officer), Nathaniel B. Sisitsky (Senior Vice President, General Counsel and Corporate Secretary), and Suzanne Hatcher (Vice President, Internal & External Affairs) as proxy holders. If, for any reason, any of the nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

18.	Is it possible that the Annual Meeting may be postponed?

The Annual Meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

19.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH CLASS I DIRECTOR NOMINEE TO SERVE AS A DIRECTOR

At the Annual Meeting, we are asking our stockholders to elect three individuals nominated for election as “Class I” Directors. Our Board currently consists of nine Directors and is divided into three classes. Our current Class I Directors are Gregory T. Lucier, Leslie V. Norwalk, Esq., and J. Christopher Barry, and each of their terms as a Director will expire at the Annual Meeting. Our Board, upon the recommendation of our Nominating, Corporate Governance and Compliance Committee (the “Nominating Committee”), nominated each of Mr. Lucier, Ms. Norwalk, and Mr. Barry for re-election as Class I Directors at the Annual Meeting. Information regarding Messrs. Barry and Lucier and Ms. Norwalk, including the qualifications, attributes and skills that led our Board to nominate each as a Director, can be found below under the caption “Nominees for Election of Directors and Directors Continuing in Office.”

Prior to April 16, 2020, Director and Chief Executive Officer (“CEO”) J. Christopher Barry served as a Class II Director with a term expiring at the 2021 Annual Meeting of Stockholders. Effective as of April 16, 2020, the Board completed a process to reclassify the members of the Board into three classes of equal size. To effect this change, Mr. Barry resigned as a Class II director and was immediately reappointed to the Board as a Class I director.

Messrs. Barry and Lucier and Ms. Norwalk have each indicated that they are willing and able to serve as Directors. If any of the Board’s nominees for Director declines to serve or becomes unavailable for any reason, or in the event of a Board vacancy, the Nominating Committee may seek out other potential Director candidates, and one or more of such candidates may be elected as a Director in accordance with the Company’s organizational documents.

The Board is currently comprised of three Class I Directors, three Class II Directors and three Class III Directors. Mr. O’Halleran, who resigned from the Board for personal reasons in August 2019, previously served as a Class I Director. As described above, in order to have an equal number of Directors in each of the Board’s three classes, in April 2020, Mr. Barry resigned as a Class II Director and was immediately reappointed to the Board as a Class I Director. Based on the recommendation of the Nominating Committee, the Board nominated each of Messrs. Barry and Lucier and Ms. Norwalk for election as a Class I Director. If Messrs. Barry and Lucier and Ms. Norwalk are elected at the Annual Meeting, each will serve as Class I Directors until the 2023 Annual Meeting of Stockholders, or his or her earlier resignation or removal, and in each case until their respective successors are duly elected and qualified.

As each of the nominees for Director is an incumbent Director, if a nominee fails to receive “FOR” votes representing a majority of votes cast, the Director shall promptly tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. If the Board determines not to accept the resignation of the incumbent Director, the incumbent Director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal.

Vote Required and Board Recommendation

Directors are elected by a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that Director, and will have no direct effect on the outcome of the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF J. CHRISTOPHER BARRY, GREGORY T. LUCIER AND

LESLIE V. NORWALK, ESQ. AS A “CLASS I” DIRECTOR.

BOARD OF DIRECTORS

As we execute on our strategy to offer disruptive technology and differentiated sales models to better serve customers and patients, we rely on our talented and experienced Board to provide leadership, guidance and oversight. Our Board is comprised of individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. We believe that the diversity of our Directors’ backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our Directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Our nine Directors exhibit an effective mix of skills, experience, diversity and perspectives
AVERAGE TENURE 3.9 YEARS	AVERAGE AGE 58.7 YEARS	DIVERSITY 22% WOMEN

8 have significant experience as an executive or a Director of a medical technology company	1 has prior government leadership experience (Centers for Medicare & Medicaid Services)
8 have significant experience as an executive at a public company	1 has prior experience as the CEO of a large hospital system (Memorial Hermann)

The table below lists the name, age and certain other information of each member of the Board, as of April 8, 2020 (the Record Date for our Annual Meeting):

		Committee Membership
Name	Age	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Compliance Committee	Term Expires(1)	Director Class
J. Christopher Barry(2)	47	—	—	—	2020	I
Vickie L. Capps+	58	Chair	—	X	2021	II
John A. DeFord, Ph.D.+	58	—	—	X	2021	II
Robert F. Friel+	64	—	X	—	2022	III
R. Scott Huennekens+	55	X	—	—	2021	II
Gregory T. Lucier	55	—	—	—	2020	I
Leslie V. Norwalk, Esq.+	54	X	—	Chair	2020	I
Donald J. Rosenberg, Esq.+	69	—	X	X	2022	III
Daniel J. Wolterman+	63	—	Chair	—	2022	III

+	Denotes an independent director.

(1)	Term expires at Annual Meeting of Stockholders in year indicated.
(2)	As discussed above under “Proposal 1 – Election of Directors”, Mr. Barry previously served as a Class II director.

Nominees for Election of Directors and Directors Continuing in Office

Set forth below is information as of April 8, 2020, regarding the members of our Board, including J. Christopher Barry, Gregory T. Lucier and Leslie V. Norwalk, Esq., the Director nominees for election as Class I Directors at the Annual Meeting. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our Directors should serve as a Director of NuVasive. There are no family relationships among any of the Company’s Directors or executive officers.

J. Christopher Barry	Board member since November 2018
Chief Executive Officer

Mr. Barry has served as our Chief Executive Officer and a Director since November 2018.

Prior to joining NuVasive, Mr. Barry served as Senior Vice President and President of Surgical Innovations for Medtronic plc, a global medical technology company, from January 2015 to October 2018. Mr. Barry joined Medtronic following its January 2015 acquisition of Covidien plc, a global healthcare technology and medical supplies provider. Mr. Barry previously spent 15 years with Covidien in various sales and leadership roles, most recently as President, Advanced Surgical Technologies, from October 2013 to January 2015.

Mr. Barry’s executive experience in the medical technology industry, including his experience as a strategic operator who has led teams globally, managed complex research and development programs and driven commercial initiatives, provides operational and strategic knowledge in the medical technology industry and valuable leadership experience to our Board.

BUSINESS EXPERIENCE • NuVasive, Inc., CEO • Medtronic plc, Senior Vice President and President of Surgical Innovations • Covidien plc, President, Advanced Surgical Technologies	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in environmental science from Texas Tech University

CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • N/A

Gregory T. Lucier	Board member since December 2013
Chairman of the Board

Mr. Lucier serves as our Chairman of the Board. Mr. Lucier is currently Chief Executive Officer of Corza Health, Inc.

Mr. Lucier previously served as Chief Executive Officer of NuVasive from May 2015 to November 2018. Mr. Lucier has served as a member of our Board of Directors since December 2013 and our Chairman of the Board since November 2018. Mr. Lucier has over 25 years of executive management experience and served as Chairman and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, from May 2003 until its acquisition by Thermo Fisher Scientific Inc. in February 2014. Prior to joining Life Technologies, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and served as a corporate officer of the General Electric Corporation.

Mr. Lucier’s executive experience in the biotechnology industry provides strategic and practical knowledge to our Board related to strategy, finance, regulatory, clinical research and other operational areas in our industry.

BUSINESS EXPERIENCE

•  Corza Health, Inc., CEO

•  NuVasive, Inc., Chairman and CEO

•  Life Technologies Corporation, Chairman and CEO

•  GE Medical Systems Information Technologies, CEO and President

•  General Electric Corporation

EDUCATIONAL/PROFESSIONAL BACKGROUND

•  Bachelor’s Degree with high distinction in industrial engineering from Pennsylvania State University

•  Master of Business Administration Degree from Harvard Graduate School of Business Administration

CURRENT PUBLIC COMPANY BOARDS

•  Catalent, Inc. (Chair of Compensation and Leadership Committee, Member of Mergers and Acquisitions Committee)

•  Dentsply Sirona Inc. (Member of Audit and Finance Committee)

ADDITIONAL INFORMATION • Previously served on Board of Directors of Invuity, Inc. (2014-2018), CareFusion Corporation (2009-2015) and Life Technologies Corporation (2003-2014)

Leslie V. Norwalk, Esq.	Board member since May 2014
Chair of the Nominating, Corporate Governance and Compliance Committee Audit Committee

Ms. Norwalk is currently Strategic Counsel to Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors. She also serves as a healthcare, regulatory and policy advisor to several private equity firms.

Ms. Norwalk previously served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services (CMS). She managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, Survey and Certification of health care facilities and other federal health care initiatives. For four years prior to that, she was the agency’s Deputy Administrator, responsible for the implementation of the hundreds of changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, she practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel, and the Office of the U.S. Trade Representative. Ms. Norwalk currently sits on the boards of directors of several private companies, and she is a member of APCO Worldwide’s International Advisory Council.

Ms. Norwalk’s deep knowledge of, and experience with, the healthcare industry and government regulations provides valuable guidance and insight to our Board

BUSINESS EXPERIENCE • Epstein Becker & Green, P.C., EBG Advisors and National Health Advisors, Special Counsel • Centers for Medicare and Medicaid Services, Acting Administrator	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree, cum laude, in economics and international relations from Wellesley College • Juris Doctor Degree from the George Mason University School of Law

CURRENT PUBLIC COMPANY BOARDS

•  Arvinas, Inc. (Member of Audit Committee)

•  Magellan Health, Inc. (Member of Management Compensation Committee)

•  Neurocrine Biosciences, Inc. (Chair of Nominating / Corporate Governance Committee)

•  Providence Service Corp. (Chair of Nominating and Governance Committee, Member of Audit Committee)

ADDITIONAL INFORMATION • Previously served on Board of Directors of Press Ganey Associates, Inc. (2012-2016), Volcano Corporation (2011-2015) and Endologix, Inc. (2015-2020)

Vickie L. Capps	Board member since June 2015
Chair of the Audit Committee Nominating, Corporate Governance and Compliance Committee

Ms. Capps is currently a Senior Advisory Board Member of Consonance Capital Partners, a healthcare investment firm.

Ms. Capps previously served as chief financial officer of several public and private companies. From 2002 to 2013, Ms. Capps served as the Executive Vice President, Chief Financial Officer and Treasurer at DJO Global, Inc. a leading global provider of medical device solutions for musculoskeletal health, vascular health and pain management, where she was recognized as CFO of the Year by the San Diego Business Journal in 2009 and 2010. Earlier in her career, she served as a senior audit and accounting professional at Ernst & Young LLP.

Ms. Capps’ extensive financial expertise and executive leadership experience as a former chief financial officer provide valuable financial and accounting experience to our Board.

BUSINESS EXPERIENCE • Consonance Capital Partners, Senior Advisory Board Member • DJO Global, Inc., Chief Financial Officer • Ernst & Young LLP	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in business administration/accounting from San Diego State University • California Certified Public Accountant

CURRENT PUBLIC COMPANY BOARDS

•  Amedisys, Inc. (Member of Audit Committee, Member of Compensation Committee)

•  Otonomy, Inc. (Chair of Audit Committee, Member of Corporate Governance and Nominating Committee)

ADDITIONAL INFORMATION • Board of Directors, San Diego State University Research Foundation • Previously served on Board of Directors of Synthorx, Inc. (2018-2020) and Connecture, Inc. (2014-2018)

John A. DeFord, Ph.D.	Board member since February 2018
Nominating, Corporate Governance and Compliance Committee

Dr. DeFord is currently the Executive Vice President and Chief Technology Officer for Becton, Dickinson and Company, a global medical technology company.

Dr. DeFord previously served as the Senior Vice President, Research and Development, Interventional Segment for Becton Dickinson from December 2017 to June 2018 following its acquisition of C.R. Bard, Inc., where he had served as Senior Vice President, Science, Technology and Clinical Affairs since June 2007. Dr. DeFord joined Bard in 2004, and served in science and technology roles of increasing responsibility since that time. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners LP, a venture capital fund. Prior to joining Early Stage Partners, Dr. DeFord was President and CEO of Cook Incorporated, a privately held medical device manufacturer.

Dr. DeFord brings to our Board valuable strategy, technology development and clinical affairs leadership experience within the medical device industry.

BUSINESS EXPERIENCE

•  Becton, Dickinson and Company, Executive Vice President and Chief Technology Officer (prior roles include Senior Vice President, Research and Development)

•  C.R. Bard, Inc., Senior Vice President, Science, Technology and Clinical Affairs

EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree and Master’s Degree in electrical engineering from Purdue University • Ph.D. in electrical/biomedical engineering from Purdue University

CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Published in numerous scientific journals and holds numerous patents and multiple industry honors

Robert F. Friel	Board member since February 2016
Compensation Committee

Mr. Friel most recently served as the Chairman and Chief Executive Officer of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment, until his retirement in December 2019.

Mr. Friel served as PerkinElmer’s Chief Executive Officer since February 2008 and Chairman since April 2009. From August 2007 to January 2019, Mr. Friel also served as PerkinElmer’s President. Since joining PerkinElmer in February 1999 as Chief Financial Officer, Mr. Friel also held the roles of Chief Operating Officer and Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International.

Mr. Friel’s experience as the Chief Executive Officer and President of PerkinElmer, as well as his experience as a former chief financial officer, provide valuable leadership and financial experience to our Board.

BUSINESS EXPERIENCE • PerkinElmer, Inc., Chairman and CEO (prior roles include President and CFO) • AlliedSignal, Inc., Vice President, Treasurer	EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in economics from Lafayette College • Master’s Degree in taxation from Fairleigh Dickinson University

CURRENT PUBLIC COMPANY BOARDS

•  Xylem, Inc. (Chair of Nominating and Governance Committee, Member of Audit Committee)

•  West Pharmaceutical Services, Inc. (Member of Audit Committee, Member of Finance Committee)

ADDITIONAL INFORMATION • Previously served on Board of Directors of PerkinElmer, Inc. (2006-2019) and CareFusion Corporation (2009-2015)

R. Scott Huennekens	Board member since October 2018
Audit Committee

Mr. Huennekens most recently served as the President, Chief Executive Officer and Chairman of the Board of Verb Surgical, a start-up company formed by Google and Johnson & Johnson to develop an advanced digital surgery platform, from August 2015 to December 2018.

Prior to joining Verb Surgical, Mr. Huennekens was the President, Chief Executive Officer and a member of the Board of Directors of Volcano Corporation, a medical technology company focused on diagnostic and therapeutic solutions for coronary and peripheral artery disease, from 2002 until Volcano was acquired by Royal Philips in February 2015. Prior to joining Volcano, Mr. Huennekens served as the President and Chief Executive Officer of Digirad Corporation, a diagnostic imaging solutions provider.

Mr. Huennekens brings to our Board medical device leadership experience and strategic insight, as well as significant knowledge and experience in robotics, data analytics and advanced surgical technologies.

BUSINESS EXPERIENCE • Verb Surgical, President, CEO and Chairman • Volcano Corporation, President and CEO

EDUCATIONAL/PROFESSIONAL BACKGROUND

•  Bachelor’s Degree in business administration from the University of Southern California

•  Master of Business Administration Degree from Harvard Graduate School of Business

CURRENT PUBLIC COMPANY BOARDS

•  ViewRay Inc. (Chair of Compensation Committee, Member of Audit Committee)

•  Envista Holdings Corporation (Chairman of the Board, Member of Audit Committee, Member of Nominating and Governance Committee)

ADDITIONAL INFORMATION

•  Previously served on Board of Directors of Reva Medical Corp. (2015-2018), Endochoice Holdings, Inc. (2013-2016) and Volcano Corporation (2006-2015)

•  Member of the Board of Directors and past Chairman of the Medical Device Manufacturers Association

Donald J. Rosenberg, Esq.	Board member since February 2016
Lead Independent Director Compensation Committee Nominating, Corporate Governance and Compliance Committee

Mr. Rosenberg is currently the Executive Vice President, General Counsel and Corporate Secretary of QUALCOMM Incorporated, a global leader in the development and commercialization of wireless technologies.

Prior to joining QUALCOMM in October 2007, Mr. Rosenberg served as Senior Vice President, General Counsel and Corporate Secretary of Apple Inc. from November 2006 to October 2007. From May 1975 to November 2006, Mr. Rosenberg held numerous positions at IBM Corporation, including Senior Vice President and General Counsel.

Mr. Rosenberg is a member of the International Advisory Board, University of California San Diego (UCSD) School of Global Policy and Strategy. He is also a member of the China Leadership Board for the 21st Century China Center at UCSD. He has served as an adjunct professor of law at New York’s Pace University School of Law, where he taught courses in intellectual property and antitrust law.

Mr. Rosenberg brings to our Board significant experience in legal and compliance matters, as well as global leadership experience.

BUSINESS EXPERIENCE

•  QUALCOMM Incorporated, Executive Vice President, General Counsel and Corporate Secretary

•  Apple Inc., Senior Vice President, General Counsel and Corporate Secretary

•  IBM Corporation, Senior Vice President and General Counsel

EDUCATIONAL/PROFESSIONAL BACKGROUND • Bachelor’s Degree in mathematics from the State University of New York at Stony Brook • Juris Doctor Degree from St. John’s University School of Law

CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Board member of the Lawyers’ Committee for Civil Rights Under Law (previously National Co-Chairman)

Daniel J. Wolterman	Board member since July 2015
Chair of the Compensation Committee

Mr. Wolterman is currently Chief Executive Officer of Wolterman Consulting LLC, a provider of strategic and operational consulting services to healthcare providers and other entities.

From January 2018 to May 2019, Mr. Wolterman served as Chief Executive Officer of ColubrisMX, Inc. and X-Cath, Inc., both privately held medical device companies. Mr. Wolterman previously served as President and Chief Executive Officer of Memorial Hermann Health System, the largest not-for-profit health system in Southeast Texas, from 2002 until his retirement from Memorial Hermann in May 2016. He has more than 38 years of experience in the healthcare industry and a long history of community involvement.

Mr. Wolterman’s extensive knowledge of the healthcare industry and his executive leadership experience as President and CEO of Memorial Hermann Health System provide valuable perspective and guidance to our Board.

BUSINESS EXPERIENCE • Wolterman Consulting, LLC, CEO • ColubrisMX, Inc., CEO • X-Cath, Inc., CEO • Memorial Hermann Health System, President and CEO

EDUCATIONAL/PROFESSIONAL BACKGROUND

•  Bachelor’s Degree in business administration and a Master of Business Administration Degree in finance from the University of Cincinnati

•  Master’s Degree in healthcare administration from Xavier University

CURRENT PUBLIC COMPANY BOARDS • N/A	ADDITIONAL INFORMATION • Previously served on Board of Directors of Invuity, Inc. (2017-2018) and Volcano Corporation (2013-2015)

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of corporate governance. Our Corporate Governance Guidelines and Code of Ethical Business Conduct, together with our restated Certificate of Incorporation, Bylaws, and the charters of our Board Committees, form the basis for our corporate governance framework.

Our Board has adopted a number of corporate governance best practices

✓	Our Board has a Lead Independent Director	✓	Our independent Directors meet frequently in executive session

✓	Seven of our nine current Directors are independent	✓	Our Board service is limited by our retirement age policy (Directors may not stand for election after age 72)

✓	Our Board and Committees engage in annual self-evaluations	✓	We have majority voting for uncontested Director elections

As discussed below under “Board and Committee Membership and Structure,” our Board has established three standing committees to assist in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Compliance Committee. In 2017, as part of our continuing efforts to implement good governance practices, we expanded the responsibility of our Nominating and Corporate Governance Committee and renamed it the Nominating, Corporate Governance and Compliance Committee (the “Nominating Committee”). The Nominating Committee’s charter was revised to reflect that, in addition to its existing responsibilities related to Director nominations, Board structure and composition, and corporate governance matters, the Nominating Committee assumed oversight responsibilities for quality and regulatory matters, ethics and compliance matters, and other related matters. Under this revised structure, the Audit Committee has retained oversight responsibilities for financial reporting, accounting, internal accounting controls, auditing and related matters. In February 2019, we further revised the Nominating Committee’s charter to reflect that it would also assume responsibility for periodically reviewing and revising our Code of Ethical Business Conduct, as well as addressing violations thereof.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to address effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, Director independence and qualification criteria, Director responsibilities, Director compensation, Board evaluation, Committee matters, succession planning and stock ownership guidelines for Directors and management. Our Corporate Governance Guidelines are reviewed regularly by the Nominating Committee and revised when appropriate.

Code of Ethical Business Conduct

We have adopted a Code of Ethical Business Conduct (the “Code”), which includes our code of ethics for our senior financial officers. The Code applies to all of our officers, employees and Directors and establishes policies pertaining to, among other things, employee conduct in the workplace, workplace safety, confidentiality, conflicts of interest, accuracy of books, records and financial statements, securities trading, anti-corruption, competition laws, interactions with health care professionals and political and charitable activities.

The Nominating Committee and the Audit Committee share oversight responsibilities related to the Code. The Nominating Committee is responsible for oversight of compliance programs related to ethics and compliance and related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Audit Committee is responsible for oversight of compliance matters relating to financial reporting, accounting, internal accounting controls, auditing and related matters.

The Audit Committee reviews and approves all waivers of the Code for executive officers or Directors and provides for prompt disclosure of all waivers required to be disclosed under applicable law. We will disclose future amendments to the Code, or waivers required to be disclosed under applicable law from the Code for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our Directors, on our website, www.nuvasive.com, within four business days following the date of the amendment or waiver.

In addition, we maintain an Integrity Hotline by which employees and third parties may report violations of the Code or seek guidance on business conduct matters. The Integrity Hotline is a third-party hosted service and has multi-lingual representatives available to take calls 24 hours a day, seven days a week.

Information about corporate governance at NuVasive, including our key governance documents, can be found in the “Governance” area of the “Investor Relations” section of our website (www.nuvasive.com):

✓ Corporate Governance Guidelines	✓ Charters of the Board Committees

✓ Code of Ethical Business Conduct	✓ Charter of the Lead Independent Director

Printed copies may be obtained upon request to our Investor Relations Department. Any stockholder may request copies of these materials in print, without charge, by contacting our Investor Relations Department at 858-458-2240.

Corporate Responsibility

We recognize the growing interest of our investors, employee Shareowners, hospitals, surgeons and patients in environmental, social and governance (“ESG”) matters. Our employee Shareowners have a long history of supporting the communities where we have facilities, donating time, resources and funds to local causes. Since 2009, we have leveraged our expertise in spine care to give back to local and global communities through the NuVasive Spine Foundation (“NSF”). NSF supports life-changing spine surgery for individuals around the world with limited access to high quality medical treatment by working with surgeons to advance the quality of spine care in disadvantaged communities. In addition, through our grants program, we support medical research and education, charitable and philanthropic endeavors. We believe in giving back, and we also believe it is important to operate our Company in a socially responsible manner. We have expanded our efforts to highlight the value of diversity, inclusion and engagement, while providing professional development opportunities for our employee Shareowners. With dedicated personnel focused on our diversity and inclusion vision, strategy and priorities, and through our Women in Spine employee resource group, we are working to reinforce and build upon our culture of inclusion. Additionally, we have committed resources and personnel to ensure a healthy and safe environment for our employee Shareowners and our communities. Our key areas of focus include corporate compliance with responsible hazardous waste management, recycling, emergency preparedness, as well as various initiatives to improve our environmental health and safety programs. To ensure guidance and support of NuVasive’s corporate responsibility initiatives, we recently created an ESG Steering Committee. The ESG Steering Committee is comprised of a cross-functional team of senior leaders and is intended to support NuVasive’s on-going commitment to corporate responsibility, including ESG matters. The ESG Steering Committee is responsible for formalizing the Company’s ESG policies and disclosures and making recommendations for evolving the Company’s ESG practices, while working with existing programs and activities to support and advance overall corporate responsibility at NuVasive.

Identification and Evaluation of Director Nominees

The Nominating Committee believes the Company is well served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. From time to time, the Nominating Committee may also consider and evaluate potential new Director candidates who meet the criteria for selection as a Board nominee and have specific qualities or skills identified by the Board, and one or more of such candidates may be appointed as Directors as appropriate and in accordance with the Company’s organizational documents. Director candidates will be selected based on input from members of the Board, senior management of the

Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, candidates will be interviewed by members of the Nominating Committee. Candidates meriting serious consideration will also meet other members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a vacancy on the Board, or presented for approval of the stockholders, as appropriate.

In identifying and evaluating Director candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to ensure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one member qualifies as an “audit committee financial expert” under the rules of the SEC). Nominees for Director are selected based on their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity in personal and professional backgrounds and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying Director nominees. As a publicly held company with a principal executive office in California, the Company is subject to the requirements of California Senate Bill 826, which was signed into law on September 30, 2018 (“SB 826”). Under SB 826, the Company is required to have a minimum of one female Director by December 31, 2019 and at least three female Directors by December 31, 2021. While the Company was in compliance with SB 826 as of December 31, 2019, the Company will need to increase female representation on the Board prior to December 31, 2021 to meet the requirements of SB 826. In assessing Director candidates, the Nominating Committee will also consider the retirement age policy under our Corporate Governance Guidelines. The Company’s retirement age policy provides that a Director may not stand for re-election after age 72, but need not resign until the end of his or her term.

During 2018, we brought additional skills and experience to the Board with the addition of three new Directors: Mr. Barry, Dr. DeFord and Mr. Huennekens. As a result of our retirement age policy, two of our Directors did not stand for re-election at our 2018 Annual Meeting and retired as Directors immediately following the 2018 Annual Meeting. In anticipation of their retirement, the Board engaged a director search firm to identify potential new Director candidates. The Nominating Committee oversaw the Director search process, which led to the recruitment of Dr. DeFord and Mr. Huennekens. Upon the recommendation of the Nominating Committee, the Board approved the election of Dr. DeFord and Mr. Huennekens (elected in February 2018 and October 2018, respectively), each to serve as a Class II Director until the 2021 Annual Meeting. In addition, in connection with his appointment as CEO, the Board approved the election of Mr. Barry (elected in November 2018) to serve as a Class II Director until the 2021 Annual Meeting.

As discussed above, in order to have an equal number of Directors in each of the Board’s three classes, in April 2020, the Board completed a process to reclassify the members of the Board into three classes of equal size. To effect this change, Mr. Barry resigned as a Class II Director and was immediately reappointed to the Board as a Class I Director. Based on the recommendation of the Nominating Committee, the Board nominated each of Messrs. Barry and Lucier and Ms. Norwalk for election as a Class I Director. Accordingly, Messrs. Barry and Lucier and Ms. Norwalk are each subject to re-election to the Board at the Annual Meeting to serve as a Class I Director until 2023. The Nominating Committee and the Board believe that each of the Director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competencies in areas of importance to our Company. Under “Proposal 1—Election of Directors,” we provide an overview of each Director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a Director, the Nominating Committee will consider written proposals from stockholders for Director nominees. Any such nominations should be submitted to the Nominating Committee, care of the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected), and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee). For more information, see the discussion under the caption “Additional Information.”

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Director Independence

Under our Corporate Governance Guidelines and NASDAQ rules, our Board is required to be comprised of a majority of independent Directors. The Nominating Committee evaluates our Directors’ compliance with NASDAQ rules regarding independence, as well as other factors, in making a recommendation to the Board as to whether Directors can be considered independent. Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a Director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the Director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the Director’s ability to exercise independent judgment on behalf of the Company. Based on the recommendation of the Nominating Committee, the Board determined that the following seven Directors are independent under the NASDAQ rules and our Corporate Governance Guidelines: Vickie L. Capps, John A. DeFord, Robert F. Friel, R. Scott Huennekens, Leslie V. Norwalk, Donald J. Rosenberg, and Daniel J. Wolterman. The Board also determined that Michael D. O’Halleran, who served as a Director through August 2019, was independent under the NASDAQ rules and our Corporate Governance Guidelines. Gregory T. Lucier, who served as our CEO through November 4, 2018, and who continues to provide consulting services to the Company, and J. Christopher Barry, our current CEO, are not considered independent.

Role of Board in CEO Succession Planning

A key responsibility of the Board is succession planning for the CEO. In 2018, the Board undertook a comprehensive leadership development and succession planning process, which included succession planning for the CEO. The Compensation Committee is charged with overseeing succession planning efforts for the CEO, and after discussions with Mr. Lucier, determined to engage an outside executive search firm to identify potential candidates to succeed Mr. Lucier as CEO. Working with the search firm, the Compensation Committee oversaw an executive assessment for potential internal candidates, as well as external executive benchmarking. After the Compensation Committee determined to proceed with an external search process, a special committee of independent Directors was formed to oversee the search process and consider external candidates. After a robust and competitive process, Mr. Barry was identified as the preferred candidate to succeed Mr. Lucier as CEO. The Compensation Committee then worked with its independent compensation consultant to develop parameters for a proposed employment offer for Mr. Barry. The Board, upon the recommendation of the Compensation Committee, approved the hiring and appointment of Mr. Barry as the Company’s CEO in November 2018. In determining to appoint Mr. Barry to succeed Mr. Lucier as CEO, the Board considered Mr. Barry’s executive experience in the medical technology industry, including his experience as a strategic operator who has led teams globally, managed complex research and development programs and driven commercial initiatives.

Board Leadership Structure

In connection with the appointment of Mr. Barry to succeed Mr. Lucier as the Company’s CEO in November 2018, the Board determined to separate the roles of Chairman of the Board and CEO, with Mr. Barry serving as the CEO and Mr. Lucier serving as the Chairman of the Board. The Board believes that there is no single, generally accepted leadership structure and maintains flexibility to determine which leadership structure best serves the interest of the Company based on circumstances and the evolving needs of the Company. Accordingly, although the Company believes that the separation of the Chairman of the Board and CEO roles is appropriate at this time based upon the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy. As such, our

Board of Directors periodically reviews its leadership structure to confirm that it is an appropriate structure for the Company at such time.

Our Board leadership structure also includes a Lead Independent Director. The Lead Independent Director is elected by a majority of the independent Directors for a renewable term of two years and presides at meetings of the independent Directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising the Chairman with respect to Board meeting agendas. The Lead Independent Director also has other authority and responsibilities that are described in the charter of the Lead Independent Director. The full text of the charter for the Lead Independent Director can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Mr. Rosenberg currently serves as the Lead Independent Director.

Each of the Directors other than Mr. Barry and Mr. Lucier is independent, and the Board believes that the independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. Following an executive session of independent Directors, the independent Directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent Directors in performing their duties. The Board believes that this approach appropriately and effectively complements the current leadership structure of the Board.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year, the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. Information technology and cybersecurity is a key area of focus for the Company and our Board is actively involved in overseeing cybersecurity risk management activities. Specifically, the Nominating Committee meets frequently with members of management to review our information technology and data security policies and practices, and to assess current and projected threats, cybersecurity incidents, and related risks. Additionally, the Committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with financial reporting, accounting, internal accounting controls, auditing and related matters. The Compensation Committee oversees the risks associated with the succession planning for key management positions. In addition, the Compensation Committee determines whether any compensation practices create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Nominating Committee oversees the Company’s global risk assessment process, as well as the risks associated with regulatory affairs, quality assurance, information technology and cybersecurity, corporate governance and ethics, and compliance matters.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s CEO, who also serves as a Director, is able to promote open communication between management and Directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Executive Sessions

Executive sessions of independent Directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by the Lead Independent Director. The Board’s policy is to hold executive sessions without the presence of management, including the CEO and other non-independent Directors, if any. The Committees of our Board also generally meet in executive session at the end of each Committee meeting.

Board and Committee Effectiveness

On an annual basis, the Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Nominating Committee also oversees individual evaluations of Directors, the results of which are shared with such individual Director. The Board,

Committee and individual Director evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board and Committee Membership and Structure

Our Board has three standing Committees, comprised of the Audit Committee, the Compensation Committee and the Nominating Committee. Each Committee acts pursuant to a written charter, each of which can be accessed in the “Investor Relations” section of our website at www.nuvasive.com, by clicking the “Governance” link and then “Governance Documents”. Each Committee reviews its charter on an annual basis. In addition to the three standing Committees, the Board may approve from time to time the creation of special or ad hoc committees to assist the Board in carrying out its duties.

Attendance at Board and Committee meetings

The Board of Directors met ten times	The Nominating, Corporate Governance and Compliance Committee met four times

The Audit Committee met four times	The Compensation Committee met four times

Each of our nine continuing Directors attended at least 75% of the aggregate number of meetings of the Board and the Committees on which they served

The Company does not have a formal policy regarding Director attendance at annual meetings of stockholders, however, we encourage all of our Directors to attend each annual meeting. Except for Mr. O’Halleran, all of the Directors serving on our Board at the 2019 Annual Meeting of Stockholders attended the meeting.

Audit Committee. The Audit Committee currently consists of Vickie L. Capps (Chair), Leslie V. Norwalk and R. Scott Huennekens. During 2019, Michael D. O’Halleran also served on the Audit Committee, until his resignation from the Board for personal reasons in August 2019. The Board has determined that all members of the Audit Committee are independent Directors under NASDAQ rules and each of them is able to read and fundamentally understand financial statements. The Board has determined that Vickie L. Capps qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company, as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee. The Compensation Committee currently consists of Daniel J. Wolterman (Chair), Robert F. Friel and Donald J. Rosenberg. During 2019, R. Scott Huennekens also served on the Compensation Committee, until his appointment to the Audit Committee in August 2019. The Board has determined that all members of the Compensation Committee are independent Directors under NASDAQ rules. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for senior executive officers, and establishes and reviews general policies relating to the compensation and benefits of our executive officers and Shareowners. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and approve compensation packages for our executive officers, and in the case of the CEO, make compensation recommendations to the Board for approval. In addition, the Compensation Committee determines whether any compensation policies create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Compensation Committee Report.”

Nominating, Corporate Governance and Compliance Committee. The Nominating Committee currently consists of Leslie V. Norwalk (Chair), Vickie L. Capps, John A. DeFord and Donald J. Rosenberg. The Board has determined that all members of the Nominating Committee are independent Directors under NASDAQ rules. The Nominating Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance matters. The Nominating Committee is responsible for oversight of quality and regulatory matters, ethics and compliance matters, and other related matters, including the Company’s policies, procedures and practices designed to ensure compliance with applicable laws and regulations related to federal healthcare program requirements; the Fraud and Abuse Laws and other medical device laws; the Foreign Corrupt Practices Act; the Anti-Kickback Statute and other anti-bribery and anti-corruption laws. The Nominating Committee is governed by a written charter approved by the Board.

Executive Officers

The name, age, position, and a brief account of the business experience of each of our executive officers as of April 8, 2020 (the Record Date for our Annual Meeting) is set forth below.

Name	Age	Position
J. Christopher Barry	47	Chief Executive Officer
Matthew K. Harbaugh	49	Executive Vice President and Chief Financial Officer
Matthew W. Link	45	President
Nathaniel B. Sisitsky, Esq.	46	Senior Vice President, General Counsel and Corporate Secretary
Lucas Vitale	44	Chief Human Resources Officer
Dale Wolf	40	Senior Vice President, Global Operations

J. Christopher Barry

J. Christopher Barry has served as our Chief Executive Officer and as a member of our Board of Directors since November 2018.

Information regarding Mr. Barry can be found above under the caption “Proposal 1 – Election of Directors — Nominees for Election of Directors and Directors Continuing in Office.”

Matthew K. Harbaugh

Matthew K. Harbaugh has served as our Executive Vice President and Chief Financial Officer since January 2020.

Prior to joining NuVasive, Mr. Harbaugh served as an executive at Mallinckrodt plc, a global specialty pharmaceutical products company. From May 2018 to September 2019, he served as the President of Mallinckrodt’s Specialty Generics business, and from July 2013 to December 2018, he served as Mallinckrodt’s Executive Vice President and Chief Financial Officer. Mr. Harbaugh previously held a variety of financial management positions at Covidien Pharmaceuticals, which was spun-off from Covidien plc as Mallinckrodt plc in July 2013. Mr. Harbaugh joined Covidien in 2007 and served in several finance and leadership roles, including as Chief Financial Officer and Interim President of Covidien Pharmaceuticals. Prior to joining Covidien, Mr. Harbaugh was a Lead Finance Executive with Cerberus Capital Management, L.P., a New York-based private equity firm, from April 2007 until August 2007. Prior to that Mr. Harbaugh worked nearly ten years for Monsanto Company, where he held various roles in investor relations and finance .

EDUCATIONAL BACKGROUND • Bachelor of Science in Business Administration from St. Louis University. • Executive M.B.A from the Kellogg School of Management at Northwestern University.

Matthew W. Link

Matthew W. Link has led our products and systems development, global marketing, strategy and corporate development functions since August 2017, and has served as NuVasive’s President since January 2019. Under the Company’s new organizational structure, effective January 2020, customer-facing and innovation activities have been combined under a single function led by Mr. Link, who now oversees our portfolio and commercial strategy, including our three business units and four commercial regions.

Mr. Link previously served in various sales leadership roles since 2012, including as our President, U.S. Commercial from July 2015 to July 2018, President U.S. Sales and Service from January 2015 to July 2015, and Executive Vice President of U.S. Sales from January 2013 to January 2015. Mr. Link joined NuVasive in 2006 and has more than 15 years of experience in the healthcare industry, including prior service in several regional sales positions with DePuy Orthopedics and DePuy Spine.

EDUCATIONAL BACKGROUND • Bachelor’s Degree Physical Education and Sports Medicine from the University of Virginia

Nathaniel B. Sisitsky, Esq.

Nathaniel B. Sisitsky, Esq. has served as our Senior Vice President, General Counsel and Corporate Secretary since June 2018 and is responsible for leadership of NuVasive’s legal team. In this role, Mr. Sisitsky oversees the NuVasive Spine Foundation, and as of January 2020, he also oversees the Company’s Global Risk & Integrity team.

Mr. Sisitsky previously served as our Vice President and Associate General Counsel, Corporate Affairs from July 2015 to June 2018. Prior to joining NuVasive, Mr. Sisitsky was Vice President and Associate General Counsel at CareFusion Corporation from April 2009 until April 2015. From August 2004 until April 2009, Mr. Sisitsky served as Vice President, Legal – Corporate Finance at American Tower Corporation. Prior to joining American Tower, Mr. Sisitsky was a Junior Partner in the Corporate Department of Wilmer Cutler Pickering Hale and Dorr (WilmerHale), based in Boston, MA.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Political Science and Economics from Emory University • Juris Doctor Degree from New York University School of Law

Lucas Vitale

Lucas Vitale has served as our Chief Human Resources Officer since January 2019 and is responsible for NuVasive’s global human resources function, including sales training, talent management, compensation and organizational development.

Mr. Vitale previously served in various human resources roles since 2014, including as our Vice President, Commercial Talent Development from April 2017 to January 2019, Vice President of Human Resources from November 2015 to April 2017 and Vice President of Talent from April 2014 to November 2015. Mr. Vitale joined NuVasive from Life Technologies Corporation, where he spent nearly 10 years in various human resources roles focused on driving culture and talent strategies.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Finance and Marketing from Hawaii Pacific University • Master’s Degree in Industrial / Organizational Psychology from Alliant International University

Dale Wolf

Dale Wolf has served as our Senior Vice President, Global Operations since January 2020 and is responsible for NuVasive’s supply chain, distribution, manufacturing, quality assurance and real estate and facilities functions.

Mr. Wolf previously served as the Company’s Vice President, Manufacturing, since August 2018. Prior to joining the Company, Mr. Wolf spent over 15 years with General Electric (GE), including leadership roles in manufacturing, operations and supply chain. Most recently, from October 2014 to June 2018, Mr. Wolf served as an executive plant manager for GE Healthcare.

EDUCATIONAL BACKGROUND • Bachelor’s Degree in Mechanical Engineering from the University of Wisconsin – Madison.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of April 8, 2020 (the Record Date for our Annual Meeting) (or such other date as provided below) by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (b) each Director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other Named Executive Officer, and (d) all Directors and executive officers as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of April 8, 2020. For our Directors and executive officers, this includes shares subject to stock options, restricted stock units and/or performance restricted stock units that can be acquired (including as a result of expected vesting and/or delivery) within 60 days of April 8, 2020. All percentages are based on 51,172,284 shares of our common stock outstanding as of April 8, 2020. Except as noted below, each holder has sole voting and investment power with respect to all shares listed as beneficially owned by that holder.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Common Stock
Principal Stockholders
BlackRock, Inc. (2) 55 East 52nd Street, New York, NY 10055	6,340,925	12.4%
Wellington Management Company LLP (3) 280 Congress Street, Boston, MA 02210	6,061,750	11.8%
The Vanguard Group (4) 100 Vanguard Blvd., Malvern, PA 19355	5,260,796	10.3%
The Hartford Mutual Funds, Inc. (5) 690 Lee Road, Wayne, PA 19087	2,866,401	5.6%
The Goldman Sachs Group, Inc. (6) 200 West Street, New York, NY 10282	2,609,127	5.1%
Bank of America Corporation (7) 100 N Tryon Street, Charlotte, NC 28255	2,557,165	5.0%
Directors (other than J. Christopher Barry)
Vickie L. Capps (8)(9)	17,261	*
John A. DeFord, Ph.D. (8)(9)	6,370	*
Robert F. Friel (8)(9)	16,722	*
R. Scott Huennekens (8)	3,937	*
Gregory T. Lucier (8)(9)	237,398	*
Leslie V. Norwalk, Esq. (8)(9)	22,945	*
Donald J. Rosenberg, Esq. (8)(9)	16,722	*
Daniel J. Wolterman (8)(9)	17,633	*
Named Executive Officers
J. Christopher Barry	9,873	*
Rajesh J. Asarpota	880	*
Matthew W. Link	85,241	*
Paul D. McClintock	1,698	*
Nathaniel B. Sisitsky, Esq.	10,348	*
All Directors and executive officers as a group (16 persons) (10)	453,878	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)

Based solely upon Amendment No. 12 to a Schedule 13G filed on February 4, 2020, by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. is the beneficial owner of 6,340,925 shares, and has sole voting power with respect to 6,252,188 shares and sole dispositive power with respect to 6,340,925 shares.

(3)

Based solely upon Amendment No. 2 to a Schedule 13G filed on January 27, 2020 by Wellington Management Group LLP (“WMG”), Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”). According to the Schedule 13G, (i) each of WMG, WGH and WIAH is the beneficial owner of 6,061,750 shares, and has shared voting power with respect to 5,346,388 shares and shared dispositive power with respect to 6,061,750 shares, and (ii) WMC is the beneficial owner of 5,764,892 shares, and has shared voting power with respect to 5,273,195 shares and shared dispositive power with respect to 5,764,892 shares.

(4)

Based solely upon Amendment No. 9 to a Schedule 13G filed on April 9, 2020 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard is the beneficial owner of 5,260,796 shares, and has shared voting power with respect to 114,765 shares, sole dispositive power with respect to 5,106,631 shares, and shared dispositive power with respect to 154,165 shares.

(5)

Based solely upon a Schedule 13G filed on February 14, 2020, by The Hartford Mutual Funds, Inc. (“HMF”), on behalf of Hartford Midcap Fund and Hartford Healthcare Fund. According to the Schedule 13G, HMF is the beneficial owner of 2,866,401 shares, and has shared voting power with respect to 2,866,401 shares and shared dispositive power with respect to 2,866,401 shares.

(6)

Based solely upon a Schedule 13G filed on January 31, 2020 by The Goldman Sachs Group, Inc. (“GSG”) and Goldman Sachs & Co. LLC (“GSC”). According to the Schedule 13G, each of GSG and GSC is the beneficial owner of 2,609,127 shares and has shared voting power with respect to 2,606,062 shares and has shared dispositive power with respect to 2,609,127 shares.

(7)

Based solely upon Amendment No. 1 to a Schedule 13G filed on February 14, 2020 by Bank of America Corporation (“BoA”). According to the Schedule 13G, BoA is the beneficial owner of 2,557,165 shares, and has shared voting power with respect to 2,554,946 shares and shared dispositive power with respect to 2,557,150 shares.

(8)	Includes 2,577 shares issuable within 60 days of April 8, 2020 pursuant to the vesting of restricted stock units.

(9)

Includes vested restricted stock units for which delivery has been deferred by the listed Director, as follows: Ms. Capps – 14,684 shares; Dr. DeFord – 3,793; Mr. Friel – 14,145 shares; Mr. Lucier – 13,453 shares; Ms. Norwalk – 20,368 shares; Mr. Rosenberg – 4,952 shares; and Mr. Wolterman – 15,056 shares.

(10)

Includes the following shares owned by our current executive officers and Directors, in the aggregate: (a) 346,811 shares of common stock, (b) 20,616 shares issuable within 60 days of April 8, 2020 pursuant to the vesting of restricted stock units, and (d) 86,451 shares issuable pursuant to vested restricted stock units for which delivery has been deferred.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy

It is our policy that the Audit Committee approve or ratify transactions involving Directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any Director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in writing in the Company’s Audit Committee charter.

Certain Related-Person Transactions

In December 2018, the Company entered into a consulting agreement (the “ARC Consulting Agreement”) with American Robot Corporation (“ARC”). Peyton Collins, the brother-in-law of Gregory T. Lucier, the Company’s Chairman of the Board and former Chief Executive Officer, is the president and owner of ARC. Pursuant to the terms of the ARC Consulting Agreement, the Company agreed to pay an aggregate of $1.25 million for engineering services to be performed from December 2018 through February 2020 and payable in installments and subject to the achievement of certain milestones. The Company paid $937,500 to ARC during the fiscal year ending December 31, 2019 and paid the remaining $312,500 to ARC during the first quarter of 2020. The Company and ARC have agreed to terms for the extension of the agreement through February 2021 and intend to enter into an amendment to the original agreement for additional engineering services to be provided to the Company on a time and materials basis, provided that the aggregate amount for such additional services shall not exceed $600,000.

During 2018, the Company entered into a general consulting and services agreement with Gregory T. Lucier, who served as the Company’s CEO through November 4, 2018. The agreement provides that Mr. Lucier will provide consulting services through May 31, 2020. Information regarding the general consulting and services agreement and the terms of Mr. Lucier’s compensation can be found under the caption “Director Compensation.”

During 2019, the Company entered into a letter agreement and general consulting and services agreement with Rajesh J. Asarpota, who served as the Company’s Executive Vice President and Chief Financial Officer through December 31, 2019 and agreed to remain with the Company in an advisory role to assist with the transition of responsibilities. Information regarding the terms of Mr. Asarpota’s compensation, continued employment arrangement, and consulting agreement can be found under the caption “Compensation Discussion and Analysis—Employment Letters and Consulting Agreements.”

In February 2016, the Company entered into a transition agreement with a distributor, Coalition Spine, Inc. (“Coalition”), and its principal and owner, Paul McClintock, pursuant to which the Company acquired certain rights to the Coalition sales territory and transitioned the business to the Company. In connection with the transition, Mr. McClintock became an employee of NuVasive and has held positions of increasing responsibility in the Company’s sales organization since April 2016. In accordance with the terms of the transition agreement, a final payment to Coalition was made by the Company in January 2019 in the amount of $2.2 million. No further payments are due to Coalition. During the year ended December 31, 2019, Mr. McClintock served as the Company’s President, U.S. Commercial, an executive officer position. In November 2019, the Company announced a new organizational structure, effective January 1, 2020, that provided for the combination of the Company’s customer-facing and innovation activities under a single function led by the Company’s President, Mr. Link. In furtherance of this new organizational structure, the Company eliminated the position of President, U.S. Commercial, effective January 1, 2020. Mr. McClintock has continued employment with the Company in a commercial leadership role, but is no longer an executive officer. Information regarding the terms of Mr. McClintock’s compensation and employment can be found under the caption “Compensation Discussion and Analysis—Employment Letters and Consulting Agreements.”

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2020. At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Bylaws or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2020. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative “FOR” vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Principal Accountant Fees and Services

The following table presents the fees for professional audit services rendered by Ernst & Young LLP and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2019 and 2018. All fees paid to Ernst & Young LLP for the periods presented were pre-approved by the Audit Committee.

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees (1)	$1,985,693	$2,291,446
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$60,317	$15,000
All Other Fees (4)	$7,200	$7,200
Total	$2,053,210	$2,313,646

(1)

Audit fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, and audit services provided in connection with other regulatory filings.

(2)

Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees”, including due diligence services related to potential acquisitions.

(3)	Tax Fees consist of fees incurred related to tax compliance services and consultation services on various domestic and international tax matters.

(4)	Includes amounts billed for annual subscriptions to Ernst & Young’s online resource library and online document repository.

Audit Committee Report

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee currently consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended December 31, 2019.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Audit Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s 2019 Annual Report filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Company’s 2019 Annual Report.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2019 and 2018.

In this context and in connection with the audited financial statements contained in the Company’s 2019 Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2019 with the Company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;

•

received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent accountant its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2019 Annual Report filed with the SEC.

The Audit Committee met four times in 2019.

This report for 2019 is provided by the undersigned members of the Audit Committee of the Board.

Vickie L. Capps (Chairperson)

R. Scott Huennekens

Leslie V. Norwalk

The preceding “Audit Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

OUR BOARD RECOMMENDS YOU VOTE “FOR” OUR ANNUAL “SAY-ON-PAY” PROPOSAL

At the Annual Meeting, and as required by Section 14A of the Exchange Act, our stockholders will be asked to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”) as part of our annual “say-on-pay” proposal. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executive talent who will drive the creation of sustainable long-term value for stockholders.

•

Our executive compensation programs are designed so that a significant portion of pay is variable or “at risk” and to link the realized value of compensation with Company performance and the returns delivered to stockholders.

•

We require executives to maintain a significant level of equity ownership in NuVasive and provide a meaningful portion of our executives’ total compensation in the form of equity-based, long-term incentives, further driving the link between stockholder value and executive compensation.

•

We regularly monitor our executive compensation programs to ensure best practices against corporate governance standards as well as competitiveness against pay programs at companies in our industry of similar size and complexity.

As further discussed in the Compensation Discussion and Analysis section, the Compensation Committee and the Board highly value the opinions of our stockholders and, in a continuing effort to better understand their views regarding executive compensation practices, the Company continued its stockholder outreach in 2019 and 2020. These outreach efforts continue to enable the Company to strengthen its executive compensation program. In addition, at our 2017 annual meeting of stockholders, our stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices.

The vote on our “say-on-pay” proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. In addition, your vote will not create or imply any additional fiduciary duty on the part of the Board and will not restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions.

Vote Required and Board Recommendation

Approval of the non-binding advisory vote on the compensation of the Company’s NEOs requires the affirmative “FOR” vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the resolution. Because broker non-votes are not counted as votes “FOR” or “AGAINST” this resolution, they will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL (ON A NON-BINDING

ADVISORY BASIS) OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE

OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis details NuVasive’s executive compensation philosophy and programs, the decisions made by the Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) under those programs, and the factors considered in making those decisions for the Company’s Named Executive Officers (the “NEOs”) in 2019.

In accordance with SEC rules and regulations, our NEOs for 2019 include our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as executive officers on December 31, 2019 as outlined below:

•	J. Christopher Barry — Chief Executive Officer
•	Rajesh J. Asarpota – Executive Vice President and Chief Financial Officer
•	Matthew W. Link – President
•	Paul D. McClintock – President, U.S. Commercial
•	Nathaniel B. Sisitsky, Esq. – Senior Vice President, General Counsel and Corporate Secretary

Mr. Asarpota and Mr. McClintock ceased to serve as executive officers as of December 31, 2019 and the titles of Mr. Asarpota and Mr. McClintock reflect the positions held during calendar year 2019. A complete list of our current executive officers is included in this Proxy Statement under the caption “Corporate Governance—Executive Officers.”

Executive Summary

In 2019, NuVasive delivered on its financial goals and continued to drive long-term stockholder value with global revenue of $1.168 billion, an increase of 6.0% on a reported basis and 6.6% on a constant currency basis compared to 2018; non-GAAP operating margin of 15.8%, an increase of 70 basis points compared to 2018; and total stockholder return of 56%.

2019 Financial Performance Highlights

2019 Revenue: $1.168 billion	2019 Non-GAAP Operating Margin: 15.8%	2019 Total Stockholder Return: 56%

2019 Business Highlights. NuVasive’s 2019 business results were driven by new product introductions and strong performances in the United States, offset by increased investment in innovation and infrastructure.

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Delivering Financial Results: NuVasive generated global revenue of $1.168 billion in fiscal 2019, with revenue growth of 6.0% compared to 2018 as reported (6.6% constant currency). The International business (which excludes Puerto Rico) delivered revenue of $227.0 million in fiscal 2019, representing 10.4% growth compared to 2018 (13.4% constant currency). Non-GAAP operating margin was 15.8% in 2019, a 70 basis point improvement over 2018, primarily driven by gained efficiencies and disciplined spending. A reconciliation of certain non-GAAP financial measures is provided in the appendix.

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Introducing New Products and Procedures: NuVasive focused on developing innovative and enabling technologies to drive increased adoption of less invasive surgery to enable spine surgery outcomes to be more predictable and reproducible. We launched more than 15 products across our spine and specialized orthopedics portfolio, including: four additions to our competitively differentiated Modulus® implant system, the Precice Stryde™ nail for limb lengthening, and various updates to our spinal fixation offerings. A significant growth driver in 2019 was the continued adoption of our X360™ procedure, a comprehensive approach to lateral single-position surgery to further our leadership position in the minimally invasive spine surgery market segment.

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Investing in Infrastructure and Operations: NuVasive further optimized its operational infrastructure through increased output and operational efficiencies at our manufacturing facility in West Carrollton, Ohio. In addition to our insourced manufacturing efforts, we began a multi-year initiative to improve our supply chain, focused on inventory, set fulfillment and sales operations. Planned investments in global infrastructure continued in 2019, including a focus on sterile packaging and compliance with the EU Medical Device Regulation (MDR), which will help further the Company’s globalization efforts.

For more information about our financial and business performance in 2019, please see “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2019.

2019 Executive Compensation Highlights. NuVasive’s executive compensation program emphasizes pay-for-performance and places a significant portion of target total annual direct compensation in the form of variable incentives designed to motivate our NEOs to achieve overall Company goals, specific business goals and individual performance goals. The compensation awarded to our NEOs for 2019 reflected the financial and operational results mentioned above and the Committee’s pay-for-performance compensation philosophy.

Compensation Component	Link to Business Strategy	2019 Compensation Actions

Base Salary (Page 32)	• Competitive base salaries help attract, motivate and retain executive talent. • Increases are not automatic or guaranteed, which promote a performance culture.	Merit based increases ranging from 0% – 4.2% were approved for 2019.

Annual Incentives (Page 32)

•  Annual bonus pool funded based on overall Company performance.

•  Metrics and targets are evaluated each year to ensure alignment with business strategy.

•  Differentiating award values based on individual performance assists in motivation of key talent.

Annual cash incentive awards for our NEOs were earned at an average of 137% of target, primarily due to performance above expectations relative to the metrics established for revenue and non-GAAP operating margin.

Long-Term Incentives (Page 33)

•  Award mix and performance metrics are reviewed annually for strategy alignment.

¡   Consistent with our strategy to drive long-term stockholder value, our 2019 LTI program focuses on revenue growth and non-GAAP operating margin expansion.

¡   Consistent with our strategy to manage burn rate and dilution, our 2019 LTI program was delivered to executives in a mix of RSUs, PRSUs and performance cash awards.

•  Differentiating award values based on individual performance/potential, as well as overlapping vesting periods, assists in motivation and retention of key talent.

2017 Annual LTI Award Vesting:

•  100% of the PRSUs granted in March 2017 with cliff vesting in March 2020 were forfeited due to failure to achieve the 2019 non-GAAP operating margin goal that was established in 2017 for this award.

•  100% of the performance cash awards granted in March 2017 with cliff vesting in March 2020 vested at 76% of target based on performance relative to the 2019 Revenue and TSR goals that were established in 2017 for this award.

The charts below illustrate the mix of target total annual direct compensation for Mr. Barry (our CEO) and other NEOs (excluding Mr. Barry) for 2019. As illustrated below, 86% of the CEO’s target total annual direct compensation and 73% of other NEOs’ target total annual direct compensation is variable with performance, including stock price performance.

For more information about the 2019 compensation decisions and the factors considered in making these decisions, please see pages 35-37.

Say on Pay Results and Stockholder Engagement. The Committee and the Board carefully consider stockholder feedback regarding executive compensation. Our senior management team, including our CEO, regularly interact with stockholders throughout the year on several matters, including executive compensation. Through these and other outreach efforts, we can:

•	Better understand our stockholders’ concerns and interests on executive compensation and governance related issues;

•	Discuss the evolution of our compensation program; and

•	Gather stockholder feedback and convey the stockholder opinions and commentary directly to the Committee and the rest of the Board.

At the 2019 Annual Meeting of Stockholders, the advisory vote on the 2018 compensation of our NEOs (the “say-on-pay” vote) received 91% approval from our stockholders. Based on our stockholder outreach efforts, we believe this significant support reflects that stockholders are pleased with the core design features of the Company’s executive compensation program. Leading up to the 2019 Annual Meeting, we reached out to our top 50 stockholders, representing approximately 90% of the shares outstanding, and held conversations with each investor that expressed interest.

Aligned with the feedback received from stockholders, the Committee retained the core design features in 2019 and maintained the existing Proxy Peer Group and benchmarking methodology. The Committee is committed to listening to stockholders’ views and taking stockholder feedback into account when reviewing the executive compensation program. In addition, our stockholders expressed satisfaction with the following components of our compensation program:

✓	Focus on revenue growth and operating margin expansion as well as the robust target goal setting

✓	Use of at least 50% performance-based long-term incentives

✓	Responsible share usage and dilution

Finally, our stockholders were complimentary of the linkage between the compensation program, financial and stock price performance, and the Company’s long-term business strategy.

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Company’s executive compensation program is designed to promote long-term stockholder value creation and support its long-term strategy by:

•	Profitably growing the business and prudently managing risk, while retaining key talent;

•	Linking a significant portion of our NEOs’ target compensation to performance-based results; and

•	Appropriately aligning compensation with both short- and long-term Company performance goals.

The deep leadership expertise of each NEO makes our NEOs highly valuable to many of our competitors, making their retention a key priority. Because many of our competitors in the spine industry are divisions of much larger companies, there is a highly competitive market for executive talent. In addition, our NEO compensation must motivate strong performance and drive stockholder returns. For these reasons, the

Committee believes NEO compensation should be set at competitive levels to retain a valuable team and attract talent, while placing a strong emphasis on successful attainment of Company performance goals.

Strong Executive Compensation Governance Practices. The Committee regularly reviews best practices in governance and executive compensation. The following summarizes executive compensation practices that the Committee believes (i) drive Company performance and (ii) serve our stockholders’ long-term interests:

•	Review feedback from stockholder outreach (page 31)

•	Utilize an independent compensation consulting firm to facilitate pay assessments and review best practices (page 33)

•	Review competitive compensation market data (page 33)

•	Review tally sheets when making executive compensation decisions (page 35)

•	Provide limited perquisites with sound business rationale (pages 38-39)

•	Administer stock ownership guidelines to align interests with our stockholders (page 39)

•	Provide for clawback of incentive compensation in the event of a material restatement of financials (page 39)

•	Require executive officers and Directors to obtain approval prior to executing transactions in Company securities (page 40)

•	Prohibit pledging of Company stock, hedging transactions and short sales by executive officers and Directors (page 40)

•	Provide reasonable post-employment / “double trigger” change in control arrangements (pages 42-43)

Primary Elements of the Company’s Executive Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentives) compensation. In addition, each NEO is eligible for benefits that are generally offered to Company employees (our “Shareowners”).

Base Salary. Base salary for NEOs recognizes the experience, skills, knowledge and responsibilities required of each executive. Each year, base salary is evaluated against the peer group, general competitive practices, and an internal assessment of the NEO performance, both individually and relative to other officers. For newly hired executive officers, the Committee considers industry and other competitive hiring factors. The Committee typically reviews base salary once a year and may adjust each NEO’s salary to reflect changes of responsibility, performance and competitive conditions. The Committee does not apply specific formulae to determine changes. If adjustments are made, they are typically made effective with the first pay period in March of each year.

Annual Performance Bonus Plan. NEOs participate in an annual cash bonus plan intended to provide a financial incentive based on the achievement of specifically defined annual performance measures, including both Company-specific measures and individual performance measures. The Committee establishes an individual target bonus opportunity for each NEO expressed as a percentage of base salary. Target bonus percentages are established at the beginning of the fiscal year (or upon hiring for new hires) based on a review of:

•	Competitive market data for both target bonus opportunity and target total cash opportunity;

•	The role of each executive, including ability to impact the Company’s overall performance; and

•	The Committee’s assessment of internal pay equity among executives.

The Committee may adjust each NEO’s target bonus opportunity during the year to reflect promotions or changes in level of responsibility, performance-based factors, and competitive conditions. The Committee evaluates the performance measures and targets under the plan each year to ensure they align with the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value.

Annual Long-Term Incentive Awards (LTI). LTI awards to our NEOs include grants of restricted stock units (RSUs), performance restricted stock units (PRSUs) and performance cash awards. RSUs and PRSUs enable our NEOs to feel invested in our business and to participate in the long-term success of our Company as reflected in stock price appreciation. Furthermore, LTI awards promote retention through vesting tied to an individual’s continued employment.

In determining each NEO’s grant of LTI awards, the Committee considers:

•	Company performance;

•	Individual past performance and future potential; and

•	Competitive pay practices.

In addition, the Committee evaluates the amount and value of unvested LTI awards held by NEOs to assess the retention value associated with previously granted LTI awards. It is the Committee’s aim to provide significant levels of LTI compensation to NEOs as the Committee feels it is important to the Company’s long-term growth prospects to incentivize, motivate and retain the Company’s executive management team.

Process for Determining Named Executive Officer Compensation

Except for compensation actions for the CEO, which require full Board approval, the Committee is ultimately responsible for decisions relating to compensation for our NEOs. In making its decisions, the Committee considers recommendations from, and discusses decisions with, its independent compensation consultant and the management team.

Role of the Committee. The Committee has the ultimate responsibility and decision-making authority over all aspects of the executive compensation programs for our NEOs, other than the CEO as described above. The Committee seeks advice from its independent compensation consultant to assist in the assessment of executive pay elements in order to ensure that they are reasonable, aligned with stockholder interests and competitive and meet our key priorities. Additionally, the Committee considers stockholder feedback and recommendations of the CEO referenced below. For a more detailed description of the Committee’s duties and responsibilities, please refer to the Committee’s Charter, which can be found on the Company’s website under the Governance section of the Company’s Investor Relations section on www.nuvasive.com.

Role of Management. The Committee has full access to the management team for assessing and acting on executive compensation matters. The CEO works closely with the management team to develop management’s recommendations on the alignment of compensation with business strategy. The CEO does not make recommendations or participate in Committee deliberations on matters regarding his or her own compensation. While the Committee considers input from the CEO and management in making compensation decisions, its decisions may or may not reflect management’s recommendations.

Role of Consultants. The Committee retained an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise the Committee on executive and non-employee Director compensation practices during 2019. The independent compensation consultant reports directly to the Committee and provides advice on program design, performs data and information analyses, and keeps the Committee apprised of changing trends and regulatory requirements in the executive pay arena. Representatives from FW Cook attended all Committee meetings during 2019. In 2019, the Committee concluded that the engagement of FW Cook raised no conflict of interest under applicable SEC and NASDAQ rules that would prevent FW Cook from independently providing services to the Committee.

Competitive Market Data. The Committee considers each element of compensation separately and the total compensation package as a whole to determine whether compensation is consistent with the Committee’s compensation policies, is aligned with Company performance, and is competitive. The Committee considers peer group data, as well as published survey data. While the Committee considers this data in setting executive compensation, the Committee does not solely rely upon benchmarking in relation to a specific peer group. The Committee considers multiple factors in making individual pay decisions, allowing the Committee flexibility in determining the overall compensation (as opposed to being locked into a particular data set and/or percentile target).

Peer Group. The Committee performs an annual assessment of the peer group for compensation benchmarking. In July 2018, the Committee reviewed our 2018 peer group to determine whether the companies included were appropriate for 2019. Criteria included size (based on revenue and market capitalization), industry, peer groups as listed by proxy advisors and available compensation data. No changes were made for 2019, resulting in a peer group of 15 companies, as set forth below (our “2019 Peer Group”):

2019 Peer Group

• Align Technology, Inc.	• Illumina, Inc.	• ResMed, Inc.

• CONMED Corporation	• Integer Holdings Corp	• STERIS Plc

• Globus Medical, Inc.	• Integra LifeSciences Holdings Corp	• Stryker Corporation

• Haemonetics Corporation	• Intuitive Surgical, Inc.	• Wright Medical Group, NV

• IDEXX Laboratories, Inc.	• Masimo Corporation	• Zimmer Biomet Holdings, Inc.

As part of the annual peer group review process, the Committee reviewed the peer group again in July 2019 to establish the peer group for 2020 compensation benchmarking. During this review, the Committee noted that four companies (Illumina, Intuitive Surgical, Stryker and Zimmer Biomet) continue to fall outside of the peer group size constraints that a well-known proxy advisory firm has established, with revenues between 0.4 to 2.5 times that of NuVasive and market capitalization between 0.25 and 4.0 times that of NuVasive. While NuVasive competes with these companies for talent, the Committee, with input from its independent compensation consultant, determined to update the 2020 Proxy Peer Group to better align NuVasive’s revenue and market capitalization with median positioning by (i) removing the four largest peers from the 2019 Peer Group and (ii) adding four new medical device companies that are similar to or smaller in size than that of NuVasive, as follows:

REMOVED for 2020	ADDED for 2020

• Illumina, Inc.	• DexCom, Inc.

• Intuitive Surgical, Inc.	• ICU Medical, Inc.

• Stryker Corporation	• Nevro Corp.

• Zimmer Biomet Holdings, Inc.	• Orthofix Medical, Inc.

With these changes, NuVasive approximates the median for revenue and the 25th percentile for market capitalization as compared to the 2020 Peer Group, as set forth below:

2020 Peer Group

• Align Technology, Inc.	• IDEXX Laboratories, Inc.	• Nevro Corp.

• CONMED Corporation	• ICU Medical, Inc.	• Orthofix Medical, Inc.

• DexCom, Inc.	• Integer Holdings Corp	• ResMed, Inc.

• Globus Medical, Inc.	• Integra LifeSciences Holdings Corp	• STERIS Plc

• Haemonetics Corporation	• Masimo Corporation	• Wright Medical Group, NV

Additional Published Survey Sources. As noted above, the Committee does not rely upon a stated benchmarking percentile in relation to this specific peer group alone, but rather relies upon varied sources of data and other factors in making individual pay decisions. To supplement market data gathered from publicly disclosed filings of our specific peer group, the Committee also considers market information from the Radford Global Technology published compensation survey, which is reflective of the market in which we compete for talent. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process and the Committee does not consider the identity of the companies comprising the survey data to be material for this purpose.

Determining Executive Compensation for 2019

For 2019, the Committee (and the Board, in the case of the CEO) considered market pay-related data and other factors such as Company performance, performance against individual goals and objectives, realizable pay data, and a multi-year look-back of total compensation through tally sheets (inclusive of annual cash compensation, LTI awards granted and earned, and benefits and perquisites) in determining NEO compensation for 2019.

2019 Base Salary. The table below sets forth base salary rates for the NEOs as of December 31, 2018 and 2019, and the percentage change:

Name	2018 Base Salary Rate(1)	2019 Base Salary Rate(2)	% Change from 2018

J. Christopher Barry	$800,000	$800,000	0.0%

Rajesh J. Asarpota	$475,000	$482,125	1.5%

Matthew W. Link	$500,000	$515,000	3.0%

Paul D. McClintock	$386,250	$398,000	3.0%

Nathaniel B. Sisitsky	$360,000	$375,000	4.2%

(1)	2018 Base Salary Rate reflects annual base salary rate in effect on December 31, 2018.
(2)	2019 Base Salary Rate reflects annual base salary rate in effect on December 31, 2019.

2019 Annual Performance Bonus. In February 2019, the Committee approved the terms of the 2019 Annual Performance Bonus Plan (the “2019 Bonus Plan”) under which our NEOs are eligible to receive a cash bonus based on the achievement of Company and individual performance goals. The Committee established an individual target bonus opportunity for each NEO based on peer group and survey data for similar positions, each executive officer’s role, including their ability to impact the Company’s overall performance, and internal pay equity among the executive officers. Consistent with the design of the 2018 Performance Bonus Plan, the Committee approved a maximum bonus opportunity under the 2019 Bonus Plan at 200% of target.

In February 2019, the Committee approved funding guidelines that include payout scenarios for various levels of Company financial performance. The Committee selected revenue and non-GAAP operating margin as the performance metrics for the funding guidelines, each weighted equally, as the Committee believes these performance metrics closely align with both the Company’s short-term strategy and its long-term objective of creating sustainable stockholder value (which is consistent with stockholder feedback).

The Committee defined these metrics for purposes of the 2019 Bonus Plan as follows:

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Revenue for the fiscal year ended December 31, 2019, calculated from the year-end financial statements, excluding the effect of currency fluctuations and financial impact of substantial acquisitions and divestitures that close after January 1, 2019; and

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Non-GAAP operating margin for the fiscal year ended December 31, 2019, calculated from the year-end financial statements (which includes the cost of payouts under the 2019 Bonus Plan), excluding the financial impact of substantial acquisitions and divestitures that close after January 1, 2019.

The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. The Committee feels these definitions appropriately measure core revenue and operating margin performance.

Demonstration of Rigorous Performance Goal Setting: As shown in the chart below, the Committee set the threshold, target and maximum performance goals for the 2019 Bonus Plan significantly higher than prior year actual results.

Metric ($ in millions)	2018 Baseline (1)	2019 Performance Goals			Increase over 2018 Actual
		Threshold	Target	Maximum	Threshold	Target	Maximum
Revenue	$1,102	$1,058	$1,162	$1,201	+2.0%	+5.5%	+9.0%
Non-GAAP Operating Margin	15.1%	15.1%	15.5%	16.5%	0 bps	40 bps	140 bps

(1)	2018 Baseline reflects financial results for 2018 based on the year-end financial statements included in the 2018 Annual Report on Form 10-K.

In determining annual bonus payments for each NEO, the Committee considers individual and Company performance, as reflected in each executive’s leadership, business unit or functional achievements and results against goals and objectives. The evaluation of an executive’s performance relative to these considerations is inherently subjective and is not based on any mathematical calculation or formula; rather, it is based on the collective business experience and judgment of the Committee (and the Board, in the case of the CEO) to holistically consider the performance of each executive and his or her contribution to the overall success of the Company.

In February 2020, the Committee (and the Board, in the case of the CEO) reviewed the Company’s performance relative to the revenue and non-GAAP operating margin goals under the 2019 Bonus Plan for the year ended December 31, 2019. In each case, the Company exceeded its performance target for the goal. As reported in the Company’s year-end financial statements, the Company achieved revenue of $1.168 billion for 2019, or $1.169 billion when calculated in accordance with the 2019 Bonus Plan. In addition, the Company delivered non-GAAP operating margin of 15.8% for 2019. Based on the funding guidelines for the 2019 Bonus Plan and actual performance, and consistent with the 2019 Bonus Plan terms established at the beginning of the year, the Committee approved bonus plan funding at 134% of target for 2019.

For 2019, the Committee determined that each NEO performed at a high level when compared against the executive’s individual performance goals and that strong operational performance of our NEOs had resulted in significant revenue and profitability growth. After considering the funding guidelines for the 2019 Bonus Plan and each NEO’s contribution to the Company’s 2019 performance, the Committee approved 2019 bonus payouts for each NEO (other than the CEO) at the Company approved bonus plan funding level of 134% of target. In the case of the CEO, the Board approved a 2019 bonus payout of 150% of target based on (i) exceeding revenue growth and profitability targets in 2019, (ii) driving one-year total stockholder return during 2019 of 56%, and (iii) other organizational and strategic accomplishments including restating the Company’s purpose and strategic imperatives; creating alignment through a new organizational structure; implementing programs to optimize sales operations and the supply chain; and instituting new governance processes to drive integration and accountability across the organization, all within the first full fiscal year following his date of hire.

Name	2019 Annual Base Salary(1)	2019 Target Cash Bonus (% of Base Salary)	2019 Target Cash Bonus Amount	2019 Actual Cash Bonus Amount ($)	2019 Actual Cash Bonus Amount (% of Target)
J. Christopher Barry	$800,000	125%	$1,000,000	$1,500,000	150%
Rajesh J. Asarpota	$482,125	90%	$433,913	$581,446	134%
Matthew W. Link	$515,000	90%	$463,500	$621,093	134%
Paul D. McClintock	$398,000	75%	$298,500	$399,990	134%
Nathaniel B. Sisitsky	$375,000	60%	$225,000	$301,597	134%

(1)	Reflects annual base salary rate in effect on December 31, 2019.

2019 Long-Term Incentive Awards – Annual Grant. To directly align LTI awards with stockholder value creation while managing our burn rate and dilution, the Committee awarded 2019 LTI awards to NEOs in RSUs (50% of total target award value), PRSUs (25% of total target award value) and performance cash awards (25% of total target award value). Following is a summary of the annual 2019 LTI awards for the NEOs.

Name	Total 2019 LTI Target Award Value ($)(1)	RSUs(1)(2)		PRSUs(1)(2)(3)		Performance Cash(1)(4) ($)
		($)	(# of shares)	($)	(# of shares)
J. Christopher Barry	$4,000,000	$2,000,000	34,200	$1,000,000	17,100	$1,000,000
Rajesh J. Asarpota	$1,450,000	$ 725,000	12,398	$ 362,500	6,199	$ 362,500
Matthew W. Link	$1,500,000	$ 750,000	12,825	$ 375,000	6,413	$ 375,000
Paul D. McClintock	$ 750,000	$ 375,000	6,413	$ 187,500	3,207	$ 187,500
Nathaniel B. Sisitsky	$ 600,000	$ 300,000	5,130	$ 150,000	2,565	$ 150,000

(1)

The LTI grant values represent the economic value on the date of grant, and for performance-based awards, assumes a payout at target. It does not reflect the accounting value under FASB ASC Topic 718, which may differ. The LTI grant values computed in accordance with the FASB ASC Topic 718 can be found in the Summary Compensation Table. The 2019 RSU and PRSU awards were made pursuant to the 2014 Equity Incentive Plan of NuVasive, Inc. (the “2014 Equity Incentive Plan”). The 2019 performance cash awards were made pursuant to the 2014 Executive Incentive Compensation Plan of NuVasive, Inc.

(2)

The annual 2019 LTI awards were granted on March 1, 2019. The number of RSUs and PRSUs was determined by dividing the economic value by the closing stock price on the date of grant ($58.48 per share on March 1, 2019). Any resulting fractional share was rounded up to the nearest whole share.

(3)

Reflects the target number of shares subject to PRSUs, assuming all performance goals and other requirements are met. As described below, the PRSUs earned will range from 0%—200% of target based on the achievement of performance goals, with payment in shares following the conclusion of the three-year performance period.

(4)

Reflects the target cash value, assuming all performance goals and other requirements are met. As described below, the performance cash award earned will range from 0%—200% of target based on the achievement of performance goals, with payment in cash following the conclusion of the three-year performance period.

The table below sets forth the 2019 LTI award type, purpose, performance goals and vesting terms. Each of the 2019 LTI awards described below cliff vest on March 1, 2022, subject to the NEO’s continued service with the Company, satisfaction of the applicable performance conditions, and compliance with the terms of the grant agreement.

LTI Award Type	Purpose	Performance Goal	Vesting Terms

RSUs (50% of total target value)	Retain and motivate executives to drive long-term stockholder value while feeling personally invested in the business	Not applicable; time-based	Cliff vest in 2022

PRSUs (25% of total target value)	Reward executives for the achievement of multi-year performance goals	Non-GAAP Operating Margin Expansion over each of the 3 years 2019, 2020 and 2021	Cliff vest in 2022 with opportunity that ranges from 0 – 200% of target

Performance Cash (25% of total target value)	Reward executives for the achievement of multi-year performance goals	Revenue Growth over each of the 3 years 2019, 2020 and 2021	Cliff vest in 2022 with opportunity that ranges from 0 – 200% of target

The Committee selected non-GAAP operating margin expansion and revenue growth as the performance metrics for the 2019 LTI awards because they are aligned with the Company’s operating plan and the financial objectives communicated to stockholders, which focus on above-market revenue growth while driving improved profitability. The Committee also believes that they are important drivers of long-term stockholder value creation. Attainment of these two independent performance metrics is measured separately for each calendar year during the three-year measurement period, with each year weighted at 33.3 percent.

Vesting and Payout of 2017 Long-Term Incentive Awards

In 2017, as part of the annual LTI award to executive officers, each of Messrs. Link, McClintock and Sisitsky was granted (i) a PRSU award with a performance condition based on the Company’s 2019 non-GAAP operating margin, subject to a modifier based on three-year total stockholder return (“TSR”) relative to the S&P 500 index and (ii) a performance cash award with a performance condition based on the Company’s 2019 revenue (excluding the impact of currency fluctuations), subject to a modifier based on three-year TSR relative to the S&P 500 index. The table below sets forth the performance goals and payout levels at threshold, target, and maximum.

2017 LTI Award Type	Metric	2019 Performance Goals			Funding Guidelines
		Threshold	Target	Maximum	Threshold	Target	Maximum
PRSU	Primary metric: 2019 non-GAAP operating margin (1)	17.20%	19.1%	21.0%	25%	100%	250%
	Modifier: TSR relative to the S&P 500 index from January 1, 2017 – December 31, 2019	≤ 25th Percentile	Between 26th and 74th Percentile	≥ 75th Percentile	75%	TSR Modifier: 100%	125%
Performance Cash	Primary metric: 2019 revenue (000s) (1)	$1,071	$1,260	$1,386	50%	100%	150%
	Modifier: TSR relative to the S&P 500 index from January 1, 2017 – December 31, 2019	≤ 25th Percentile	Between 26th and 74th Percentile	≥ 75th Percentile	75%	TSR Modifier: 100%	125%

(1)	Achievements between threshold and maximum are based on a linear interpolation between points along the funding curve.

As the Company achieved non-GAAP operating margin for 2019 below the minimum performance threshold for the PRSUs granted in 2017, the PRSU awards paid out at zero and were forfeited. The Company achieved 2019 revenue of $1.166 billion (which excludes the effect of currency fluctuations for purposes of calculating the 2017 performance cash awards), which corresponded to an initial funding of 76% (based on the primary metric) for the performance cash awards granted in 2017. Further, TSR relative to the S&P 500 index from January 1, 2017 to December 31, 2019 was at the 29th percentile, which corresponded to a TSR modifier of 100% for the performance cash award. Together, this resulted in the performance cash awards granted in 2017 funding at 76% of target. The performance cash awards vested on March 1, 2020 and were paid at 76% of target as follows: Mr. Link ($228,000), Mr. McClintock ($57,000) and Mr. Sisitsky ($45,600).

Responsible Share Usage

As illustrated in the chart below, the Company’s annual share usage rate has remained below 2% since stockholders approved the 2014 Equity Incentive Plan.

	2015	2016	2017	2018	2019
Share Usage Rate (1)	1.99%	1.85%	1.14%	1.63%	1.16%

(1)

Share Usage Rate is defined as the ratio of the target number of shares subject to equity awards granted in the calendar year (i.e., the number of shares that would be issued at target level for performance-based equity incentives) to the weighted average shares outstanding (basic) at the end of such year.

Other Elements of the Executive Compensation Program

Perquisites and Other Benefits. Our NEOs participate in our benefit plans on the same terms as our other Shareowners, which include the Company’s 401(k) plan and medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental benefits (including participation in an executive healthcare program and financial planning benefit) that do not comprise a material portion of any executive’s compensation package. We generally do not provide significant recurring perquisites to the executives that are not available to our other Shareowners. We do not provide tax gross-ups to our executives for perquisites or if excise taxes are incurred following a qualifying termination in connection with a change in control.

We do not provide defined benefit pension arrangements or post-retirement health coverage for our U.S. executives or Shareowners. Our NEOs are eligible to participate in our 401(k) defined contribution plan. We do provide a company matching contribution up to 3.0% of compensation for all Shareowners (up to 4.0% beginning in 2020), including our NEOs, to help attract and retain top talent as well as support our Shareowners’ retirement readiness. We also offer participation in a Deferred Compensation Plan, which is a non-qualified defined contribution plan that provides for the voluntary deferral of cash compensation for individuals holding a position of Vice President or higher, as well as non-employee members of the Board. Eligible employees may defer up to 75% of base salary and/or up to 100% of their annual bonus into the plan, and contributions may be directed into a selection of underlying investment funds. Non-employee members of the Board may defer all or a portion of their cash retainer into the plan. None of our NEOs elected to participate in our Deferred Compensation Plan for 2019.

Our NEOs may participate in our Employee Stock Purchase Plan, which is available to all our Shareowners, pursuant to which they may purchase shares of our common stock at a discount to market prices (but within limits of Section 423 of the Internal Revenue Code). Additionally, our executive travel and expense policy sets forth guidelines for our NEOs with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company, and (ii) that personal aspects of business travel (other than incidental meals and other expenses) be paid by the executive.

Attributed costs of the personal benefits described above for the NEOs for the fiscal year ended December 31, 2019, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Equity Grant Practices. The Company’s practice is to grant annual equity awards to eligible Shareowners, including our NEOs, during the first quarter of the year. In the event of grants related to new hires or other off-cycle awards, the grants are generally made on the first trading day of the month following approval of the award.

Stock Ownership Guidelines. All of our non-employee Directors, our CEO, and individuals holding a position of Vice President or higher are subject to stock ownership guidelines, which form a part of our Corporate Governance Guidelines. The table below sets forth the 2019 stock ownership guidelines.

Stock Ownership Guidelines

Target Multiple (as a multiple of base salary or Director base retainer)	• Board Members: 5.0x • Chief Executive Officer: 5.0x • President and Executive Vice Presidents: 2.0x • Senior Vice Presidents and Vice Presidents: 1.0x

Awards that Count	• Shares owned outright • Unvested time-based RSUs (1) • In-the-money value of vested and unvested stock options

Time to Achieve	• Within 5 years of becoming eligible

(1)	Time-based RSUs, including those with a performance hurdle, are counted towards stock ownership guidelines.

All NEOs achieved their stock ownership target within five years of becoming eligible in accordance with the stock ownership guidelines.

Holding Periods on Employee Stock Purchase Plan (ESPP) Purchases. Shares purchased through the ESPP by eligible employees, including our NEOs, must be held for a minimum of six months. This policy applies to all ESPP purchases made after November 1, 2014 and is in addition to the share ownership guidelines described above.

Clawback Policy. The Board has adopted the NuVasive Incentive Compensation Recoupment Policy, under which our Board has authority to recover excess executive officer incentive compensation cash and equity awards in the event of a material restatement of our financial statements. We believe that our strong financial controls provide a substantial safeguard against the risk of a financial restatement. However, if an extraordinary event were to occur and require a material restatement of the Company’s financial performance, the Committee is authorized to seek recovery of executive officer compensation achieved based upon any misstated financial information.

Trading Controls and Hedging, Short Sale and Pledging Policies. Executive officers, including our NEOs, are required to pre-clear transactions in Company securities with the Company’s legal department. Generally, trading is permitted only during scheduled trading windows. Our NEOs may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading window, must be approved by the Company‘s legal department and must include a waiting period prior to commencement of trading under the plan. The NEO bears the full responsibility if he or she violates the Company policy by permitting shares to be bought or sold without pre-clearance or when trading is restricted.

In addition, the Company prohibits its Directors, officers and other Shareowners from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities, or (ii) otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities that are granted to a Shareowner or Director as compensation (or any designee of such Shareowner or Director) or held, directly or indirectly by, a Shareowner or Director. Further, the Company prohibits its Directors, officers and other Shareowners from pledging Company securities as collateral for margin loans.

Annual Risk Assessment. The Committee oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2019, the Committee concluded that compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, formal goals and discretion, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions and prohibitions on employee pledging and hedging activities. Furthermore, the Committee believes the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking.

Employment Letters and Consulting Agreements

CEO Letter Agreement (J. Christopher Barry). During 2018, the Board undertook a comprehensive leadership development and succession planning process to identify the right leader to take NuVasive into the next phase of growth. After a robust and competitive process, the Board named Mr. Barry as CEO. On October 16, 2018, the Company entered into a Letter Agreement (the “Barry Agreement”) with Mr. Barry to serve as the Company’s CEO. The Barry Agreement set out certain terms of Mr. Barry’s new hire employment package, including an initial annual base salary of $800,000 and a bonus target opportunity for 2019 equal to 125% of base salary. The Barry Agreement also provides for eligibility for 2019 LTI awards with an aggregate grant date value of $4,000,000. In addition, the Barry Agreement provides for a one-time cash award of $500,000 which was payable in April 2019 and a one-time new hire LTI award with an aggregate grant date value of $4,500,000, both of which were intended to replace a portion of the value of short- and long-term incentive awards that Mr. Barry forfeited upon leaving his former employer to join the Company. The one-time new hire LTI award was granted on November 5, 2018 and was comprised of (i) $2,000,000 of RSUs subject to two-year ratable vesting on each of the first and second anniversaries of the date of grant and (ii) $2,500,000 of PRSUs subject to cliff vesting on the third anniversary of the date of grant. Upon vesting, the PRSUs will be subject to payout between 0%-100% of the target number of shares subject thereto based on the level of year-over-year improvement in the Company’s non-GAAP diluted earnings per share (EPS) during the three-year performance period, as calculated for the 12-month period ended on September 30 of each year. Vesting of the PRSUs and RSUs will be subject to Mr. Barry’s continued service with the Company and compliance with the terms of the grant agreements and the Company’s 2014 Equity Incentive Plan. The Barry Agreement also provides for standard relocation benefits, severance benefits, health and welfare benefits, and other benefits afforded to the Company’s employees and executives. The cash award and relocation benefits are subject to a benefits repayment obligation in the event of Mr. Barry’s voluntary termination other than for “good reason” or termination by the Company for “cause” prior to November 5, 2020. If such a termination event occurred during the first 12 months of employment, Mr. Barry would have been obligated to repay 100% of such benefits, and if such a termination event occurs during the second 12 months of employment, Mr. Barry will be obligated to repay 50% of such benefits. The foregoing information is a summary of select terms from agreements entered into with Mr. Barry, is not complete, and is qualified in its entirety by reference to the pertinent text of the pertinent agreements, copies of which have been filed with the SEC in Current Reports on Form 8-K or an exhibit to the respective Quarterly Filing on Form 10-Q, as appropriate.

Letter Agreement (Matthew W. Link). On October 17, 2018, the Company entered into a letter agreement (the “Link Agreement”) with Mr. Link to serve as the Company’s President, Strategy, Technology and Corporate Development. The Link Agreement provided that Mr. Link’s base salary would be $500,000 per year and that Mr. Link would be eligible to participate in the Company’s annual bonus plan with a target bonus opportunity of 90% of base salary. Mr. Link received a one-time LTI award, granted on December 3, 2018, with an aggregate grant date value of $2,500,000, comprised of (i) $1,250,000 of time-based RSUs subject to cliff vesting on the third anniversary of the date of grant, and (ii) $1,250,000 of performance cash awards subject to cliff vesting on the 18-month anniversary of the date of grant. Upon vesting, the performance cash awards will be subject to payout between 0%-100% of target based on the level of achievement of performance conditions related to certain operational goals. Vesting of the RSUs and performance cash awards are subject to Mr. Link’s continued service with the Company and compliance with the terms of the grant agreements and the Company’s 2014 Equity Incentive Plan and 2014 Executive Incentive Plan, respectively. The Link Agreement also provided for continued eligibility for grants of LTI awards and other Company benefits. The Link Agreement was not amended when Mr. Link assumed the role of President in January 2019.

Letter Agreement (Paul D. McClintock). On November 11, 2019, the Company entered into a letter agreement (the “McClintock Agreement”) with Mr. McClintock in connection with the announcement of the Company’s new organizational structure. In November 2019, the Company announced a new organizational structure, effective January 1, 2020, that provided for the combination of the Company’s customer-facing and innovation activities under a single function led by the Company’s President, Mr. Link. In furtherance of this new organizational structure, Mr. McClintock ceased to be an officer of the Company as of December 31, 2019, and the Company has eliminated the position of President, U.S. Commercial. The McClintock Agreement sets forth the terms of Mr. McClintock’s continued employment with the Company in a non-executive commercial leadership role. The McClintock Agreement provides that Mr. McClintock’s annual base salary shall be $398,000 for 2020 and that Mr. McClintock is eligible to participate in the Company’s annual bonus plan with a target bonus opportunity of 50% of base salary for 2020. The McClintock Agreement also provides for eligibility for 2020 LTI awards with an aggregate grant date value of $240,000, as well as other Company benefits. Mr. McClintock was also provided with a one-time retention bonus of $360,000, payable on January 1, 2020. The retention bonus was subject to and conditioned upon Mr. McClintock entering into an amendment of his existing Proprietary Information, Inventions Assignment, Arbitration and Restrictive Covenant Agreement dated March 31, 2017 (the “Amended PIIA”) and his agreement to repay the retention bonus if, within 24 months of the payment date, he voluntarily terminates his employment for any reason or is terminated for “cause.” The Amended PIIA, also dated November 11, 2019, provides that the agreement, as amended, will continue to apply to and be enforceable against Mr. McClintock, including the restrictive covenants contained therein. Pursuant to the Amended PIIA, Mr. McClintock agreed to certain restrictive covenants during the course of his employment and for a period of 12 months thereafter, including non-competition and non-solicitation restrictions.

Letter Agreement; Consulting Agreement (Rajesh J. Asarpota). On December 31, 2019, the Company entered into a letter agreement (the “Asarpota Letter Agreement”) with Mr. Asarpota with respect to his transition to an advisory role. Mr. Asarpota ceased to be an officer of the Company as of December 31, 2019, and Mr. Harbaugh now serves as the Company’s Chief Financial Officer. The Asarpota Letter Agreement sets forth the terms of Mr. Asarpota’s continued employment with the Company in an advisory role through May 1, 2020 to assist with the transition of responsibilities. Through May 1, 2020, Mr. Asarpota will continue to be paid salary at his current rate ($482,125 on an annualized basis) and remain eligible for all Company health, welfare and other benefits, including a bonus payment with respect to his service as Chief Financial Officer during the year ended December 31, 2019. Following May 1, 2020, in accordance with the Company’s Amended and Restated Executive Severance Plan, Mr. Asarpota will be eligible to receive, in exchange for a general release of claims against the Company, the payment of (i) 12 months of annual base salary, (ii) a pro-rated annual performance bonus for the year ended December 31, 2020, payable in March 2021 at the lesser of target or actual performance, (iii) an amount equal to the after-tax cost of health benefits for a period of 12 months, and (iv) outplacement services. On December 31, 2019, the Company also entered into a general consulting and services agreement (the “Asarpota Consulting Agreement”) with Mr. Asarpota, which establishes the terms of his engagement as a consultant. The Asarpota Consulting Agreement provides that Mr. Asarpota will provide consulting services to the Company from May 2, 2020 through September 2, 2020, for which he will receive monthly compensation of $1,000 and continued vesting of his outstanding LTI awards during such period.

Executive Severance Plan

The Company maintains the NuVasive, Inc. Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), which is designed to cover the CEO and all of the Company’s other NEOs (as well as certain other executives as designated by the Committee). The Executive Severance Plan provides certain severance benefits upon an involuntary termination of employment by the Company that is not for cause (as defined in the Executive Severance Plan). Executive Severance Plan benefits are not provided in the event of termination of employment due to retirement, death or disability. Furthermore, no benefits are provided under the Executive Severance Plan in any situation in which the executive is provided with severance benefits under any change in control agreement in connection with such a transaction.

Pursuant to the Executive Severance Plan, benefits for plan-participating executives other than our CEO consist of customary outplacement assistance and a cash payment equal to the sum of (i) the executive’s annual base salary and (ii) the after-tax cost of health benefits for a period of one year from the date of termination of employment. Severance benefits also include a pro-rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on the lesser of his/her annual incentive bonus target for the year in which the termination of employment occurs or actual performance for the relevant performance period. The Executive Severance Plan provides benefits specific to the CEO that include customary outplacement assistance and a cash severance payment equal to the sum of: (i) two times the sum of his/her annual base salary and annual target incentive bonus in effect for the calendar year in which the termination of employment occurs and (ii) the after-tax cost of health benefits for a period of two years from the date of termination of employment. Severance benefits also include a pro rata annual bonus payment for the year in which termination of employment occurs (based on service from the beginning of the year until the date of termination of employment) based on actual performance for the relevant performance period. All severance benefits under the Executive Severance Plan are conditioned upon the executive providing an effective release of claims against the Company.

The specific amounts of compensation payable to each NEO upon the occurrence of different potential employment termination events are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Change in Control Arrangements

We believe that severance protection for our executives following a change in control provides several important benefits to us:

•	It permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere;

•

Change in control transactions take time to unfold, and a stable management team can help preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption; and

•

Change in control protections encourage management to consider, on an ongoing basis, whether a strategic transaction might be advantageous to our stockholders, even one that would vest control of the Company in a third party.

The Company has entered into a change in control agreement (the “Change in Control Agreement”) with the CEO and the Company’s other NEOs (as well as certain other executives as designated by the Committee).

The Change in Control Agreement requires a “double-trigger” for the executive to be eligible for benefits under the agreement. First, there must be a change in control of the Company (as defined in the Change in Control Agreement). Second, the executive’s employment must be involuntarily terminated by the Company for reasons other than death, disability or cause (as defined in the Change in Control Agreement) or by the executive for good reason (as defined in the Change in Control Agreement) either in contemplation of the change in control or within a period of 24 months following the change in control.

The benefits for the NEOs under the Change in Control Agreement consist of (i) a lump-sum cash severance payment; (ii) full vesting of all Company equity and long-term incentive awards granted to the executive to the extent vesting is based on service with the Company; and (iii) the right to exercise all outstanding stock options or stock appreciation rights until the later of 24 months following the executive officer’s separation from service or such later date as may be applicable under the terms of the award agreement, but by no later than the end of the maximum full term of the award; provided, however, that, if any stock option or stock appreciation right is cashed-out in connection with a change in control, the executive officer will receive a lump-sum cash payment equal to the time value of the right to exercise those awards for that period (based on the Black Scholes option pricing model). For Messrs. Barry, Asarpota and Link, the lump-sum cash severance payment is equal to the sum of (A) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (B) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date but not exceeding six months’ worth) of the highest grant date fair value of the long-term cash and/or equity awards granted to the executive over the three calendar year period prior to the calendar year of the termination of employment; (C) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (D) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment. For Messrs. McClintock and Sisitsky, the lump-sum cash severance payment is equal to the sum of (A) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment; (B) the after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months; and (C) a pro rata portion (based on the number of full and partial months in the calendar year prior to the executive’s termination date) of the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment.

The specific amounts of compensation, if any, payable to each applicable NEO upon a qualifying termination in connection with a change in control are shown in the tables below under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Effect of Tax and Accounting Considerations on Compensation Design

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), historically limited the deductibility by the Company of compensation paid to certain executive officers that did not qualify as “performance-based” to more than $1,000,000 paid in any one year. As a result of the U.S federal tax law reforms adopted in December 2017, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) (or comparable provisions of state and local tax codes) in fact will.

While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by NuVasive for tax purposes. Further, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) and comparable provisions of state and local tax codes if it determines that such modifications are consistent with NuVasive’s business needs.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Daniel J. Wolterman (Chairperson)

Robert F. Friel

Donald J. Rosenberg, Esq.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2019, the following individuals served as members of the Compensation Committee: Daniel J. Wolterman (Chairperson), Robert F. Friel, Donald J. Rosenberg, Esq. and R. Scott Huennekens. At the time of their service as a member of the Compensation Committee, each of the foregoing individuals was a non-employee Director. No member of the Compensation Committee had a relationship that would constitute an interlocking relationship as defined by SEC rules for the fiscal year ended December 31, 2019.

EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following table shows for the annual periods ended December 31, 2019, 2018 and 2017, information concerning compensation awarded to, paid to, or earned by, the NEOs listed below.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2)($)	Non-Equity Incentive Plan Compensation(3)($)	All Other Compensation(4)($)	Total(5) ($)
J. Christopher Barry(6)	2019	$800,000	—	$3,000,024	$1,500,000	$125,411	$5,425,435
CEO	2018	$92,308	$500,000	$4,500,086	—	$23,880	$5,116,273
Rajesh J. Asarpota(7)	2019	$480,755	—	$1,087,553	$581,446	$14,016	$2,163,770
EVP and CFO	2018	$472,115	—	$900,100	$179,550	$20,411	$1,572,177
	2017	$134,462	—	$700,039	$266,719	$9,785	$1,111,005
Matthew W. Link(6)	2019	$512,116	—	$1,125,038	$621,093	$11,817	$2,270,064
President	2018	$500,000	—	$2,150,150	$189,000	$13,062	$2,852,211
	2017	$471,950	—	$1,425,835	$524,500	$3,829	$2,426,114
Paul D. McClintock(8)	2019	$395,740	—	$562,577	$399,990	$11,113	$1,369,420
President, U.S. Commercial
Nathaniel B. Sisitsky(9)	2019	$372,212	—	$450,003	$301,597	$12,749	$1,136,561
SVP, General Counsel

(1)

As discussed above in the Compensation Discussion and Analysis (“CD&A”), Mr. Asarpota and Mr. McClintock ceased to serve as executive officers as of December 31, 2019 and the titles of Mr. Asarpota and Mr. McClintock reflect the positions held during calendar year 2019.

(2)

Stock awards consist of restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”), as further described in the Grants of Plan-Based Awards Table. The amounts listed represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 rather than an amount paid to or realized by the NEO. As described in the CD&A under the heading “2019 Long-Term Incentive Awards – Annual Grant,” each NEO received an annual long-term incentive (“LTI”) award comprised 50% of RSUs, 25% PRSUs and 25% performance cash awards. The PRSU values included above are based on the target number of shares subject to the PRSU awards. If the highest level of performance conditions are achieved, the PRSU values based on the maximum number of shares issuable to each NEO for 2019 are as follows: Mr. Barry – $2,000,016, Mr. Asarpota – $725,036, Mr. Link – $750,064, Mr. McClintock – $375,090, and Mr. Sisitsky – $300,002. For more information on how stock awards are valued, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2020.

(3)

Amounts in this column reflect cash bonuses paid under the Annual Performance Bonus Plan. In addition, for 2019, amounts include payments pursuant to performance cash awards granted on March 1, 2017 and subject to vesting on March 1, 2020 based on performance relative to revenue targets for the year ended December 31, 2019, as follows: Mr. Link – $228,000, Mr. McClintock – $57,000, and Mr. Sisitsky – $45,600.

(4)

Amounts in this column represent the total amount of perquisites and personal benefits, including annual executive physical examinations, group term life insurance, matching contributions to our 401(k) plan and health savings accounts made on behalf of our NEOs, and other compensation described below in these footnotes.

(5)	Amounts in this column may not equal the sum of the amounts in each other column due to rounding.

(6)

For Mr. Barry, who joined NuVasive on November 5, 2018, Bonus in 2018 reflects a new hire cash award equal to $500,000 that was paid in April 2019. In addition to the items noted in footnote 4 above, “All Other Compensation” in 2019 for Mr. Barry includes $111,745 in taxable relocation benefits and $2,556 in non-taxable benefits related to spousal travel to attend business functions.

(7)	Mr. Asarpota joined NuVasive on September 1, 2017 and ceased to serve as an executive officer as of December 31, 2019.

(8)	Mr. McClintock was not a named executive officer prior to 2019 and ceased to serve as an executive officer as of December 31, 2019.

(9)	Mr. Sisitsky was not a named executive officer prior to 2019.

CEO Pay Ratio

Under rules promulgated by the SEC, companies are required to disclose the ratio of CEO compensation to the compensation of their “median employee”. As permitted by SEC rules, we identified our median employee using “annualized cash compensation,” which includes:

•	annualized base pay (which was calculated for both hourly or salaried employee based on the employee’s standard annual work hours, determined as of our December 31, 2019 determination date),

•	annualized target cash incentives (excluding commissions), and

•	actual commissions earned in 2019.

As we do not employ a material seasonal workforce only employees employed on the determination date are used to determine the median employee. Additionally, for annualized base pay and annualized target cash incentives, only the values in effect as of the determination date are utilized to determine the median employee. We do not believe this assumption has a material impact on the median employee identified or the resulting CEO pay ratio. For all compensation paid in currencies other than the U.S. Dollar, all values were converted to the U.S. Dollar using foreign currency exchange rates on December 31, 2019.

After identifying our median employee, we then calculated compensation for such median employee using the same methodology used to calculate compensation for our NEOs as reported in the 2019 Summary Compensation Table (the “SCT”) on page 45. On the SCT basis, the annual total compensation for the median employee for the 2019 fiscal year was $111,880. The median employee identified did not receive any stock-based compensation during the 2019 fiscal year.

•	The CEO’s annual total compensation for 2019, calculated as discussed above, was $5,425,435.

•	The resulting ratio of CEO pay to NuVasive’s median employee pay is 48:1.

Grants of Plan-Based Awards for 2019

The following table sets forth information regarding grants of LTI awards and potential cash payments made to our NEOs during the fiscal year ended December 31, 2019.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
Name		Threshold($)		Target($)		Maximum($)		Threshold(#)	Target(#)	Maximum(#)
J. Christopher Barry
- 2019 Annual Performance Bonus	—	$250,000	(4)	$1,000,000	(5)	$2,000,000	(6)	—	—	—	—	—
- 2019 Performance Cash(7)	3/1/2019	$10,000		$1,000,000		$2,000,000		—	—	—	—	—
- 2019 Performance RSUs(8)	3/1/2019	—		—		—		171	17,100	34,200	—	$1,000,008
- 2019 RSUs(9)	3/1/2019	—		—		—		—	—	—	34,200	$2,000,016
Rajesh J. Asarpota
- 2019 Annual Performance Bonus	—	$108,478	(4)	$433,913	(5)	$867,825	(6)	—	—	—	—	—
- 2019 Performance Cash(7)	3/1/2019	$3,625		$362,500		$725,000		—	—	—	—	—
- 2019 Performance RSUs(8)	3/1/2019	—		—		—		62	6,199	12,398	—	$362,518
- 2019 RSUs(9)	3/1/2019	—		—		—		—	—	—	12,398	$725,035
Matthew W. Link
- 2019 Annual Performance Bonus	—	$115,875	(4)	$463,500	(5)	$927,000	(6)	—	—	—	—	—
- 2019 Performance Cash(7)	3/1/2019	$3,750		$375,000		$750,000		—	—	—	—	—
- 2019 Performance RSUs(8)	3/1/2019	—		—		—		64	6,413	12,826	—	$375,032
- 2019 RSUs(9)	3/1/2019	—		—		—		—	—	—	12,825	$750,006
Paul D. McClintock
- 2019 Annual Performance Bonus	—	$74,625	(4)	$298,500	(5)	$597,000	(6)	—	—	—	—	—
- 2019 Performance Cash(7)	3/1/2019	$1,875		$187,500		$375,000		—	—	—	—	—
- 2019 Performance RSUs(8)	3/1/2019	—		—		—		32	3,207	6,414	—	$187,545
- 2019 RSUs(9)	3/1/2019	—		—		—		—	—	—	6,413	$375,032
Nathaniel B. Sisitsky
- 2019 Annual Performance Bonus	—	$56,250	(4)	$225,000	(5)	$450,000	(6)	—	—	—	—	—
- 2019 Performance Cash(7)	3/1/2019	$1,500		$150,000		$300,000		—	—	—	—	—
- 2019 Performance RSUs(8)	3/1/2019	—		—		—		26	2,565	5,130	—	$150,001
- 2019 RSUs(9)	3/1/2019	—		—		—		—	—	—	5,130	$300,002

(1)

Represents the hypothetical payments possible under our NEOs’ respective non-equity bonus awards. 2019 Annual Performance Bonus reflects potential cash payments under the 2019 Annual Performance Bonus Plan; the amounts actually paid to our NEOs for 2019 are set forth above in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” 2019 Performance Cash reflects potential cash payments under performance cash awards granted as part of the 2019 annual LTI award, which cliff vest in 2022; no amounts were paid to our NEOs with respect to these awards for 2019.

(2)

Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in the CD&A under the heading “2019 Long-Term Incentive Awards—Annual Grant.” As described in the CD&A, each NEO received an annual LTI award comprised 50% of RSUs, 25% PRSUs and 25% performance cash awards.

(3)

The amounts represent the grant date valuation at target of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2020.

(4)

The 2019 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2019. The Threshold payment is based upon 96.7% achievement of the revenue goal and failing to achieve at least 97.4% of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs’ individual goals were achieved, our NEOs would earn 25% of their respective Target payment. If minimum performance levels are not achieved, payout could be zero.

(5)

The 2019 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2019. The Target payment is set as a percentage of the NEOs’ salary as discussed in the CD&A under the heading “2019 Annual Performance Bonus.”

(6)

The 2019 Annual Performance Bonus Plan awards are subject to performance conditions based on the level of revenue growth and improvement in non-GAAP operating margin during the year ended December 31, 2019. The Maximum payment is based upon 103.4% or greater achievement of the revenue goal and 106.4% or greater of the non-GAAP operating margin goal. Under this scenario and assuming the NEOs individual goals were achieved, our NEOs would earn 200% of their respective Target payment.

(7)

The Performance Cash awards granted as part of the 2019 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year revenue growth during the three-year performance period ending as of December 31, 2021, with cliff vesting in 2022. The Threshold payment is based upon 0.04% revenue growth each year from 2019 to 2021 compared to the prior year’s revenue; under this scenario, our NEOs would earn 1% of their respective Target grant of Performance Cash awards. The Target payment is based upon 4% revenue growth each year during the performance period; under this scenario, our NEOs would earn 100% of their respective Target grant of Performance Cash awards. The Maximum payment is based upon 8% revenue growth or greater each year during the performance period; under this scenario, our NEOs would earn 200% of their respective Target grant of Performance Cash awards. If minimum performance levels are not achieved, payout could be zero.

(8)

The Performance RSUs granted as part of the 2019 annual LTI award to our NEOs and other executive officers are subject to performance conditions based on the level of year-over-year improvement in non-GAAP operating margin during the three-year performance period ending as of December 31, 2021, with cliff vesting in 2022. The Threshold is based upon a 0.5 basis point improvement in non-GAAP operating margin each year from 2019 to 2021 compared to the prior year’s non-GAAP operating margin; under this scenario, our NEOs would earn 1% of their respective Target grant of PRSUs. The Target is based upon 50 basis point improvement in non-GAAP operating margin each year from 2019 to 2021 compared to the prior year’s non-GAAP operating margin; under this scenario, our NEOs would earn 100% of their respective Target grant of PRSUs. The Maximum is based upon 100 basis point or greater improvement in non-GAAP operating margin each year from 2019 to 2021 compared to the prior year’s non-GAAP operating margin; under this scenario, our NEOs would earn 200% of their respective Target grant of PRSUs. If minimum performance levels are not achieved, payout could be zero.

(9)	The RSUs granted as part of the 2019 annual LTI award to our NEOs and other executive officers are subject to time-based vesting, with cliff vesting in 2022.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2019.

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares (#) or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares (#), Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
J. Christopher Barry	—	—	—	—	52,144	(3)	$4,032,817	61,960	(4)	$4,791,986
Rajesh Asarpota	—	—	—	—	34,917	(5)	$2,700,481	11,838	(6)	$915,551
Matthew W. Link	—	—	—	—	52,096	(7)	$4,029,105	16,017	(8)	$1,238,755
Paul D. McClintock	—	—	—	—	16,602	(9)	$1,283,999	7,723	(10)	$597,297
Nathaniel B. Sisitsky	—	—	—	—	8,972	(11)	$693,894	4,486	(12)	$346,947

(1)	Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

(2)

Computed by multiplying the number of shares underlying an RSU award or the target number of shares underlying a PRSU award by $77.34, the closing market price of our common stock on December 31, 2019.

(3)

Represents RSUs, as follows: (i) 17,944 RSUs granted on November 5, 2018, which are subject to time-based vesting and will fully vest on November 5, 2020; and (ii) 34,200 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022.

(4)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 44,860 PRSUs granted on November 5, 2018, which are subject to vesting on November 5, 2021, subject to performance conditions during the three-year performance period ending as of September 30, 2021; and (ii) 17,100 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021.

(5)

Represents RSUs, as follows: (i) 11,242 RSUs granted on September 1, 2017, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on September 1, 2020; (ii) 11,277 RSUs granted on April 30, 2018 subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on April 30, 2021; and (iii) 12,398 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022.

(6)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 5,639 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020; and (ii) 6,199 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021.

(7)

Represents RSUs, as follows: (i) 7,929 RSUs granted March 1, 2017, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on March 1, 2020; (ii) 11,277 RSUs granted on April 30, 2018, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on April 30, 2021; (iii) 20,065 RSUs granted on December 3, 2018, which are subject to time-based vesting on December 3, 2021; and (iv) 12,825 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022.

(8)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 5,639 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020; and (ii) 6,413 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021. Also includes 3,965 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019. As of December 31, 2019, the performance conditions had not yet been certified for these PRSUs. On February 5, 2020 it was determined that the performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

(9)

Represents RSUs, as follows: (i) 1,983 RSUs granted March 1, 2017, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on March 1, 2020; (ii) 7,048 RSUs granted on April 30, 2018, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on April 30, 2021; (iii) 1,158 RSUs granted on August 1, 2018, which are subject to time-based vesting on August 1, 2020; and (iv) 6,413 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022.

(10)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 3,524 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020; and (ii) 3,207 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021. Also includes 992 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019. As of December 31, 2019, the performance conditions had not yet been certified for these PRSUs. On February 5, 2020 it was determined that the performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

(11)

Represents RSUs, as follows: (i) 1,586 RSUs granted March 1, 2017, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on March 1, 2020; (ii) 2,256 RSUs granted on April 30, 2018, subject to a non-GAAP EPS performance hurdle that has been satisfied and certified, which are subject to vesting on April 30, 2021; and (iii) 5,130 RSUs granted on March 1, 2019, which are subject to time-based vesting on March 1, 2022.

(12)

Represents PRSUs granted subject to multi-year performance conditions that have not yet been met, as follows: (i) 1,128 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021, subject to performance conditions over fiscal years 2018-2020; and (ii) 2,565 PRSUs granted on March 1, 2019, which are subject to vesting on March 1, 2022, subject to performance conditions over fiscal years 2019-2021. Also includes 793 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019. As of December 31, 2019, the performance conditions had not yet been certified for these PRSUs. On February 5, 2020 it was determined that the performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

2019 Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our NEOs and RSUs and PRSUs that vested during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
J. Christopher Barry	—	—	17,944	$1,272,230
Rajesh Asarpota	—	—	—	—
Matthew W. Link	12,760	$431,531	21,817	$1,250,987
Paul D. McClintock	—	—	5,065	$ 283,184
Nathaniel B. Sisitsky	—	—	6,660	$ 386,681

(1)	Represents the excess of the fair market value of the shares exercised over the aggregate exercise price of such shares on the date of exercise.

(2)	The value realized on vesting is determined by multiplying (i) the number of shares that vested during 2019, times (ii) the closing price of our common stock on NASDAQ on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables reflect estimates of the amounts which would be paid out to our NEOs upon an applicable termination event (with different scenarios outlined on a column-by-column basis). The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. For purposes of the tables below, an effective date of December 31, 2019 was used and the target award amount was used for performance-based awards with performance periods not yet completed.

The following table describes the potential payments upon termination of employment or change in control of NuVasive for J. Christopher Barry, NuVasive’s Chief Executive Officer, assuming an effective date of December 31, 2019:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$4,600,000(3)	—	$ 6,850,043(4)
LTI Award Acceleration	—	—	$9,824,803(5)	$ 9,824,803(5)
Health Benefits (6)	—	$ 83,145	—	$ 83,145
Outplacement Services	—	$ 25,000	—	—
Total:	—	$4,708,145	$9,824,803	$16,757,991

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $800,000 with annual incentive opportunity equal to 125% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) (ii) or termination by Mr. Barry for “good reason”, in each case within two years of a change in control.

(3)

As the CEO, Mr. Barry is eligible to receive a severance benefit equal to two times the sum of his annual base salary and target annual bonus, plus an additional amount with respect to the annual bonus for year of termination, payable based on actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the applicable prior LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $77.34 per share (the closing price on December 31, 2019). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Barry may also hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Rajesh J. Asarpota, NuVasive’s Executive Vice President and Chief Financial Officer (through December 31, 2019), assuming an effective date of December 31, 2019. While Mr. Asarpota no longer serves as Executive Vice President and Chief Financial Officer, he continues to serve as an employee in an advisory role through May 1, 2020 and thereafter has agreed to provide consulting services through September 2, 2020.

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”	Termination due to Death or Disability	Termination Following Change in Control (2)
Cash Severance	—	$916,038(3)	—	$2,991,014(4)
LTI Award Acceleration	—	—	$4,278,532(5)	$4,278,532(5)
Health Benefits	—	$ 24,255(6)	—	$ 49,482(7)
Outplacement Services	—	$ 25,000	—	—
Total:	—	$965,293	$4,278,532	$7,319,028

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $482,125 with annual incentive opportunity equal to 90% of base salary.

(2)

Mr. Asarpota ceased to serve as an executive officer as of December 31, 2019. Pursuant to the terms of the Asarpota Letter Agreement, after December 31, 2019, Mr. Asarpota is no longer eligible to receive change in control benefits under his Change in Control Agreement. The amounts in this column assume termination of employment following a change in control of NuVasive immediately prior to the effectiveness of the Asarpota Letter Agreement. The potential payments are based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Asarpota for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $77.34 per share (the closing price on December 31, 2019). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Asarpota may also hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Matthew W. Link, NuVasive’s President, assuming an effective date of December 31, 2019:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability		Termination Following Change in Control (2)
Cash Severance	—	$978,500	(3)	—		$3,190,019	(4)
LTI Award Acceleration	—	—		$7,492,859	(5)	$7,492,859	(5)
Health Benefits	—	$41,658	(6)	—		$84,983	(7)
Outplacement Services	—	$25,000		—		—
Total:	—	$1,045,158		$7,492,859		$10,767,861

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $515,000 with annual incentive opportunity equal to 90% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Link for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) two times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, (ii) a pro rata portion of the executive’s annual bonus for the year of termination, and (iii) a pro rata portion of the annual LTI award, not to exceed 6/12ths.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $77.34 per share (the closing price on December 31, 2019). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Link may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

The following table describes the potential payments upon termination or change in control of NuVasive for Paul D. McClintock, NuVasive’s President, U.S. Commercial (though December 31, 2019) assuming an effective date of December 31, 2019. While Mr. McClintock no longer serves as an executive officer, he continues to serve as an employee in a commercial leadership role.

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability		Termination Following Change in Control (2)
Cash Severance	—	$696,500	(3)	—		$1,343,250	(4)
LTI Award Acceleration	—	—		$2,331,296	(5)	$2,331,296	(5)
Health Benefits	—	$34,730	(6)	—		$70,849	(7)
Outplacement Services	—	$25,000		—		—
Other(8)	—	$525,203		$250,000		$525,203
Total:	—	$1,281,433		$2,581,296		$4,270,598

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $398,000 with annual incentive opportunity equal to 75% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. McClintock for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $77.34 per share (the closing price on December 31, 2019). Unvested performance-based awards are presented assuming they are paid out at target. Mr. McClintock may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

(8)

Reflects amounts payable under that certain Milestone Bonus Agreement, dated July 27, 2017, which would otherwise be payable on July 15, 2020, and amounts payable under the 2018 Corporate Discretionary Bonus Plan, for which Mr. McClintock elected to defer payment until July 1, 2020.

The following table describes the potential payments upon termination or change in control of NuVasive for Nathaniel B. Sisitsky, Esq., NuVasive’s Senior Vice President, General Counsel and Corporate Secretary assuming an effective date of December 31, 2019:

Executive Benefits and Payments Upon Termination (1)	Voluntary Termination or Termination for “Cause”	Involuntary Termination Other than for “Cause”		Termination due to Death or Disability		Termination Following Change in Control (2)
Cash Severance	—	$600,000	(3)	—		$1,125,000	(4)
LTI Award Acceleration	—	—		$1,310,842	(5)	$1,310,842	(5)
Health Benefits	—	$35,332	(6)	—		$72,077	(7)
Outplacement Services	—	$25,000		—		—
Total:	—	$660,332		$1,310,842		$2,507,919

(1)	Assumes the executive’s non LTI, cash compensation is as follows: base salary equal to $375,000 with annual incentive opportunity equal to 60% of base salary.

(2)

Based on (i) involuntary termination by the Company (other than for death, disability or “cause”) or (ii) termination by Mr. Sisitsky for “good reason”, in each case within two years of a change in control.

(3)

Reflects a severance benefit equal to one times the executive’s annual base salary plus an additional amount with respect to the annual bonus for year of termination, payable based on lesser of target or actual performance for the relevant performance period and pro-rated for the length of service during such year.

(4)

Reflects a severance benefit in an amount equal to (i) 1.5 times the sum of the executive’s annual base salary plus the greater of the executive’s target annual bonus for the year of termination or the highest of the three annual bonuses paid to the executive prior to the termination of employment, and (ii) a pro rata portion of the executive’s annual bonus for the year of termination.

(5)

Reflects acceleration of unvested RSU, PRSU and performance cash awards based on a Company stock price of $77.34 per share (the closing price on December 31, 2019). Unvested performance-based awards are presented assuming they are paid out at target. Mr. Sisitsky may also have vested Company stock options and/or hold additional shares of Company stock.

(6)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 12 months.

(7)	The after-tax cost of continued participation in the Company’s benefit plans for a period of 24 months.

Director Compensation

NuVasive’s standard Director compensation program for non-employee Directors includes cash retainers (paid quarterly) and an annual equity award.

Cash Retainers. The following table sets forth the cash retainers payable to our non-employee Directors in 2018 and 2019:

Board Member Cash Retainers	Annual Retainer
Board Member Retainer	$70,000
Lead Independent Director*	$25,000
Audit Committee Chairperson*	$20,000
Compensation Committee Chairperson*	$20,000
Nominating, Corporate Governance and Compliance Committee Chairperson*	$10,000

*	Lead Independent Director and Committee Chair retainers are in addition to the other retainers.

Non-employee Directors may defer all or a portion of their cash retainer into NuVasive’s Deferred Compensation Plan, a non-qualified defined contribution plan.

Equity Awards. The compensation program for non-employee Directors includes an annual RSU award (with one-year cliff vesting), which is designed to align with each year of service on the Board. For continuing non-employee Directors, the annual RSU award is granted on the date of the annual meeting of stockholders. For newly-elected non-employee Directors, the annual RSU award is granted upon election to the Board, with a grant value pro-rated based on length of service prior to the next annual meeting of stockholders. In each case, the annual RSU award will vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders. The following table sets forth the annual RSU award values for our Directors in 2018 and 2019:

Board Member RSU Awards	Annual RSU Grant Value
Board Member Annual RSU Grant Value*	$160,000

*	The number of RSUs awarded is determined by dividing the RSU grant value by the closing stock price on the date of grant.

In order to remain competitive with the peer group median for non-employee director compensation, the Board approved an increase in the annual RSU grant values for Company non-employee Directors for 2020. Based on an analysis prepared by the Compensation Committee’s independent compensation consultant, the Compensation Committee recommended that the Board approve an increase in the annual RSU grant value from $160,000 to $190,000. The Board approved the increase in November 2019, effective with the RSUs to be granted to non-employee Directors on the date of the 2020 Annual Meeting of Stockholders. The Board did not make any changes to the cash retainers for non-employee Directors.

All RSU awards granted to non-employee Directors are settled upon the earlier of (i) the Director’s separation from service within the meaning of Section 409A (as defined in the equity plan governing the RSU), or (ii) immediately prior to the consummation of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A; provided, however, that, the Directors have the option to make a deferral election for settlement of each RSU award on an earlier, specified date (no sooner than the vesting date).

Under our Corporate Governance Guidelines, which includes the stock ownership guidelines, our non-employee Directors are required to hold a number of shares of the Company’s common stock with a value equal to five times the annual cash retainer for Board service paid to non-employee Directors. Each non-employee Director is required to achieve this ownership guideline within five years of becoming a non-employee Director.

Agreements with Gregory T. Lucier. In addition to the Director compensation payable under the Director compensation program for non-employee Directors, Mr. Lucier also received compensation during 2019 for his services as a consultant. In connection with the appointment of Mr. Barry to succeed Mr. Lucier as CEO, the Company entered into a general consulting and services agreement with Mr. Lucier, dated October 16, 2018. The consulting package for Mr. Lucier was developed based on advice received from the Compensation Committee’s independent compensation consultant to compensate Mr. Lucier for assisting with the transition of his CEO responsibilities to Mr. Barry, and contemplates that Mr. Lucier will provide consulting services through May 31, 2020. The consulting agreement provides that Mr. Lucier will receive compensation of $600,000 for 2019 and $125,000 for 2020. As a consultant, Mr. Lucier is not eligible for severance benefits, and is not treated as an employee for purposes of any health and welfare benefits, and other benefits afforded to the Company’s employees and executives. Further, the Board did not create a separate retainer for Mr. Lucier for the performance of his duties as Chairman of the Board.

In addition to the general consulting and services agreement, on October 16, 2018, Mr. Lucier also entered into an amendment of his employment letter dated May 22, 2015 (the “Lucier Amendment”). The Lucier Amendment specifies that Mr. Lucier’s service as a consultant (as well as his service as a Director) will be recognized and credited as continued service under the Company’s 2014 Equity Incentive Plan and 2014 Executive Incentive Compensation Plan, such that Mr. Lucier’s outstanding LTI awards will remain outstanding and continue to vest in accordance with their terms. This includes the PRSU award granted to Mr. Lucier in 2015 as a 1:1 share match, based on the number of shares purchased by Mr. Lucier and held through the five-year performance period ending May 22, 2020 (the “Matching PRSU Award”). Mr. Lucier purchased 112,491 shares of Company common stock for an aggregate of approximately $5,000,000 for purposes of the Matching PRSU Award. The PRSUs were granted based on a target number of shares (112,491 shares) and will only vest if (i) the Company’s per share stock price achieves certain share price hurdles that range from $70—$100 per share at the end of the five-year performance period and (ii) Mr. Lucier holds such purchased shares for the duration of the five-year period. Achievement of a Company stock price of $100 per share or greater will result in Mr. Lucier receiving shares equal to 200% of the target amount of PRSUs. Conversely, Mr. Lucier would not receive any shares if the Company’s stock price is below $70 per share. The Matching PRSU Award will be forfeited if Mr. Lucier sells, or otherwise disposes of the purchased shares prior to May 22, 2020. If Mr. Lucier’s service as a Director terminates because he is not nominated for re-election, he stands for re-election but is not re-elected, or he is removed as a Director other than for cause relating solely to his service as a Director, such termination of service will be treated as an involuntary termination without cause, and any LTI awards that are not then vested will be subject to pro-rata vesting, in accordance with the terms of Mr. Lucier’s employment letter and the applicable award agreements.

The Company and Mr. Lucier also entered into an amendment of Mr. Lucier’s existing Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement dated May 26, 2015 on October 16, 2018 (the “Amended Lucier PIIA”). The Amended Lucier PIIA provides that the agreement, as amended, will apply to and be enforceable against Mr. Lucier, including the restrictive covenants contained therein. Pursuant to the Amended Lucier PIIA, Mr. Lucier agreed to certain restrictive covenants for a period of two years following termination of his engagement as a consultant, including non-competition and non-solicitation restrictions.

Director Summary Compensation Table

The following table summarizes Director compensation during the fiscal year ended December 31, 2019:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Gregory T. Lucier(4)	$70,000	$160,057	$600,000	$830,057
Vickie L. Capps	$90,000	$160,057	—	$250,057
John A. DeFord, Ph.D.	$70,000	$160,057	—	$230,057
Robert F. Friel	$70,000	$160,057	—	$230,057
R. Scott Huennekens	$70,000	$160,057	—	$230,057
Leslie V. Norwalk, Esq.	$80,000	$160,057	—	$240,057
Michael D. O’Halleran(5)	$52,500	$160,057	—	$212,557
Donald J. Rosenberg, Esq.	$95,000	$160,057	—	$255,057
Daniel J. Wolterman	$90,000	$160,057	—	$250,057
(1)

As discussed above, Mr. Barry joined NuVasive as CEO on November 5, 2018 to succeed Mr. Lucier and was also appointed by the Company’s Board of Directors to serve as a Director as of such date. As compensation information for Mr. Barry is included in the “Executive Compensation – 2019 Summary Compensation Table” above, these amounts are not separately provided in the Director Summary Compensation Table.

(2)

Represents the grant date valuation of annual Director RSU awards computed in accordance with the FASB ASC Topic 718. The value of RSUs is based on the stock price on the date of grant. For more information on how this amount is calculated, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 20, 2020. For 2019, all annual Director RSU awards were granted on May 9, 2019 and subject to vesting on the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders. Except for Mr. Lucier, no non-employee Director had any additional stock awards or option awards outstanding as of December 31, 2019.

(3)	None of our Directors received perquisites or other personal benefits in an amount in excess of $10,000.

(4)

As described above under “Agreements with Gregory T. Lucier”, Mr. Lucier is a party to a consulting agreement with the Company, pursuant to which he was engaged to assist with the transition of his CEO responsibilities to Mr. Barry. All Other Compensation for Mr. Lucier reflects $600,000 in consulting fees earned in 2019 pursuant to the consulting agreement. In addition to the annual Director RSU award granted on May 9, 2019 as described in footnote 2 above, Mr. Lucier had the following unvested equity awards outstanding as of December 31, 2019: (i) 112,491 PRSUs granted on May 22, 2015, which are subject to vesting on May 22, 2020, (ii) 33,695 RSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, (iii) 38,527 RSUs granted on April 30, 2018 which are subject to vesting on April 30, 2021, and (iv) 19,264 PRSUs granted on April 30, 2018, which are subject to vesting on April 30, 2021. Also includes 16,848 PRSUs granted on March 1, 2017, which are subject to vesting on March 1, 2020, subject to performance conditions over fiscal years 2017-2019. As of December 31, 2019, the performance conditions had not yet been certified for these PRSUs. On February 5, 2020 it was determined that the performance conditions for these PRSUs were not achieved and 100% of these PRSUs were forfeited.

(5)

Reflects fees earned by Mr. O’Halleran prior to his resignation from the Board for personal reasons in August 2019. As Mr. O’Halleran’s service as a Director ended prior to the vesting of the annual Director RSU granted on May 9, 2019, this unvested award was forfeited and terminated.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

We have adopted “householding,” a procedure approved by the SEC under which NuVasive stockholders who share an address will receive a single copy of the 2019 Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders, unless one or more of these stockholders notifies us that they wish to receive individual copies. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another NuVasive stockholder and wish to receive a separate copy of the applicable materials, you may do so by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121.

Communications with Directors

Any stockholder who desires to contact any member of the Board or management can send an e-mail to investorrelations@nuvasive.com or write to:

NuVasive, Inc.

Attn: Investor Relations

7475 Lusk Boulevard

San Diego, CA 92121

Your correspondence should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to members of the Nominating Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the Director or Directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Stockholder Proposals for 2021 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2021 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at our principal executive offices at 7475 Lusk Boulevard, San Diego, CA 92121, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2021 Annual Meeting of Stockholders is December 17, 2020; provided, however, that, in the event that the Company holds the annual meeting of stockholders to be held in 2021 more than 30 days before or after the one-year anniversary date of our 2020 Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2021 Annual Meeting of Stockholders, any such stockholder proposal must be received by our Corporate Secretary on or before December 17, 2020 (subject to Company adjustment as provided above), and comply with the procedures and requirements in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws discussed below. Any stockholder proposal received after December 17, 2020 (or any Company-directed amended date as provided above) or that fails to comply with the procedures and requirements under Rule 14a-8 will not be included in our proxy materials. Stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Advance Notice for Proposals for Business to be Discussed at the 2021 Annual Meeting

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a Director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a Director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 28, 2021), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., February 27, 2021). However, the Bylaws also provide that, in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a Director of the Board.

A copy of our Bylaws may be obtained by written request to the Corporate Secretary at 7475 Lusk Boulevard, San Diego, CA 92121.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

J. Christopher Barry

Chief Executive Officer

San Diego, California

April 16, 2020

APPENDIX

This Proxy Statement includes information regarding our non-GAAP operating margin and non-GAAP diluted earnings per share (EPS), which are performance metrics in our executive compensation program. These non-GAAP financial measures are not calculated in accordance with GAAP and exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). In this Proxy Statement, financial information is also presented that excludes the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful information regarding our operating performance for the reasons discussed in the Proxy Statement. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Full Year 2019 Diluted Earnings Per Share (1)

GAAP diluted earnings per share	$1.23
Impact of change to diluted share count (2)	0.01
Amortization of intangible assets	0.97
Non-cash interest expense on convertible notes	0.33
European medical device regulation (3)	0.10
Other (4)	0.20
Tax effect of adjustments (5)	(0.38)
Non-GAAP diluted earnings per share	$2.47

(1)	Items may not foot due to rounding.

(2)	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

(3)	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

(4)

Includes costs associated with certain ongoing litigation related expenses and settlements and business transition costs. See the table “Full Year 2019 Results – Reconciliation of GAAP to Non-GAAP Financial Measures” for further detail.

(5)	Represents the impact from tax affecting the adjustments above at their statutory tax rate.

Reconciliation of Full Year 2019 Operating Margin % (1)

GAAP operating margin %	10.5%
Amortization of intangible assets	4.4%
European medical device regulation (2)	0.4%
Other (3)	0.5%

Non-GAAP operating margin %	15.8%

(1)	Items may not foot due to rounding.

(2)	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

(3)

Includes costs associated with certain ongoing litigation related expenses and settlements and business transition costs. See the table “Full Year 2019 Results – Reconciliation of GAAP to Non-GAAP Financial Measures” for further detail.

APPENDIX

(continued)

Full Year 2019 Results

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited – in thousands, except per share data)

	Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO (5)
Reported GAAP	$855,713	$123,050	$65,234	$1.23	53,160
% of revenue	73.3%	10.5%
Amortization of intangible assets		51,097	51,097
Litigation related expenses and settlements (1)		7,794	7,794
Business transition costs (2)		(1,995)	(1,995)
European medical device regulation (3)		5,069	5,069
Non-cash interest expense on convertible notes			17,617
Tax effect of adjustments (4)			4,767
Interest expense/(income), net			(19,782)
Income tax expense
Depreciation and amortization
Non-cash stock based compensation
Adjusted Non-GAAP	$855,713	$185,015	$129,801	$2.47	52,629
% of revenue	73.3%	15.8%

(1)	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.

(2)

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

(3)	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

(4)

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~19% on a GAAP basis and ~21% on a non-GAAP basis.

(5)	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

ANNUAL MEETING OF NUVASIVE, INC. NUVASIVE, INC. Date: May 28, 2020 2020 Annual Meeting of Stockholders Time: 8:00 AM PT May 28, 2020 8:00 AM PT Place: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/NUVA for more details This proxy is solicited by the Board of Directors THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. . VOTE BY: NUVASIVE, INC. INTERNET Call TELEPHONE The Board of Directors recommends you vote FOR the following provided Go www To .proxypush.com/NUVA 1-866-217-7017 Director nominees for election to the Company’s Board of Directors: your • Use any touch-tone telephone. 1: Election of Directors • Cast vote online. OR • Have your Proxy Card/Voting Instruction Form ready. • View Meeting Documents. Nominees: For Against Abstain • Follow the simple recorded instructions. envelope MAIL 1a. J. Christopher Barry the in OR • Mark, sign and date your Proxy Card/Voting Instruction Form. 1b. Gregory T. Lucier • Detach your Proxy Card/Voting Instruction Form. 1c. Leslie V. Norwalk, Esq. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The Board of Directors recommends you portion For Against Abstain vote FOR the following proposals: this The undersigned hereby appoints Matthew K. Harbaugh, Suzanne C. Hatcher and Nathaniel B. Sisitsky, or any one 2: Ratification of the appointment of Ernst & of them, with full power of substitution, proxies to vote at the 2020 Annual Meeting of Stockholders of NuVasive, just Inc. (the “Company”), which is being held on May 28, 2020 at 8:00 AM PT, and at any adjournment thereof, hereby Young LLP as the Company’s independent revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the registered public accounting firm for the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as fiscal year ending December 31, 2020. return may come before the meeting. 3: Approval of a non-binding advisory and PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED resolution regarding the compensation of ENVELOPE the Company’s named executive officers for the fiscal year ended December 31, 2019. Continued and to be signed on reverse side NOTE: The Board of Directors recommends that you vote FOR proposals 1, 2, and 3 above. perforation This proxy, when properly executed, will be voted in the manner directed above. the WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE at WITH THE BOARD’S RECOMMENDATION. If any other business should properly PROXY TABULATOR FOR come before the meeting, or any adjournment thereof, the persons named in the NUVASIVE, INC. proxy will have discretionary authority to vote the shares represented by this proxy carefully P.O. BOX 8016 on those matters. CARY, NC 27512-9903 TO ATTEND the Annual Meeting of NuVasive, Inc., please visit www.proxydocs.com/NUVA for virtual meeting registration details. separate Please    Signature Date Signature (Joint Owners) Date Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2020 Notice and Proxy Statement for the 2020 Annual Meeting of Stockholders of NuVasive, Inc. and the Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxydocs.com/NUVA.

NUVASIVE, INC. 7475 LUSK BOULEVARD SAN DIEGO, CA 92121 VOTE BY INTERNET—www.proxypush.com/NUVA Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy Please cards and annual reports electronically via e-mail or the Internet. To sign-up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy separate materials electronically in future years. VOTE BY PHONE—1-866-217-7017 carefully Use any touch-tone telephone to transmit your voting instructions. Have your at proxy card in hand when you call and then follow the instructions. the    VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Nuvasive, Inc. perforation P.O. Box 8016 Cary, NC 27512-9903. and return just this TO VOTE, MARK BLOCKS BELOW IN BLUE OR portion BLACK INK AS FOLLOWS: in the envelope provided ..